Exhibit 10.24

[Redacted Version]

***Certain information identified with brackets ([*****]) has been excluded from this exhibit because such information is both (i) not material and (ii) competitively harmful if publicly disclosed***
First Amended and Restated Framework Agreement
This FIRST AMENDED AND RESTATED FRAMEWORK AGREEMENT (this “Agreement”) is made and entered into as of February 10, 2020 (the “A&R Date”) and effective as of October 3, 2019 and amends, restates and supersedes in its entirety the Framework Agreement entered into as of October 3, 2019 (such agreement, the “Original Agreement” and such date, the “Execution Date”) by and between RingCentral, Inc., a Delaware corporation (“RingCentral”) and Avaya Inc., a Delaware corporation (“Avaya”) (each of RingCentral and Avaya, a “Party” and collectively the “Parties”).
Background:

A.	RingCentral is a cloud communications provider;

B.	Avaya is a provider of unified communications and contact center solutions and services;

C.
RingCentral and Avaya Holdings Corp., a Delaware corporation (“Avaya Holdings”) have entered into (i) an Investment Agreement, dated as of the Execution Date (as may be amended, modified, or supplemented from time to time, the “Investment Agreement”), pursuant to which, and subject to the terms and conditions thereof, RingCentral shall purchase, and Avaya Holdings shall sell to RingCentral, certain shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Avaya Holdings (“Avaya Series A Preferred Stock”), and (ii) an agreement, dated as of the Execution Date (as may be amended, modified or supplemented from time to time, the “Holdings Agreement”), pursuant to which Avaya Holdings agreed to issue the Shares (as defined below) pursuant to Section 5.4(h) and certain other restrictions in connection with the transactions contemplated by this Agreement;

D.
the Parties entered into the Original Agreement as part of a broader relationship among the Parties, including in connection with RingCentral’s significant equity investment in Avaya Holdings, with the objective of RingCentral and Avaya efficiently commercializing an Offering (as defined below) with an enhanced Subject Functionality (as defined below) to complement their then-existing activities;

E.	the Parties now wish to make changes with respect to, among other things, certain representations made by Avaya; and

F.	the Parties have agreed to amend and restate the Original Agreement to reflect the foregoing changes.
NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

1.	Definitions
1.1     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise at any time and for so long as such control exists.
1.2     “Antitrust Law” means the HSR Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions, including transactions, acquisitions and mergers, having the purpose or effect of creating or strengthening a dominant position, monopolization, lessening of competition or restraint of trade.
1.3     “Available” means, with respect to a particular Location, that ACO is, in accordance with applicable Law in all material respects, commercially available in such Location for Sale to final end customers and licensees (it being understood that, as an example, “RingCentral Office” was, as of the Execution Date, Available in the U.S., Canada, United Kingdom, France, Australia, and the Netherlands).
1.4     “Avaya Certificate of Designations” means that certain Certificate of Designations of Series A Convertible Preferred Stock of Avaya Holdings, as amended.
1.5    “Avaya Cloud Office by RingCentral” or “ACO” means the Offerings developed pursuant to the terms of the Development Agreement and referred to in the Development Agreement as an “MVP”.
1.6     “Avaya Common Stock” means shares of Common Stock, par value $0.01 per share, of Avaya Holdings.
1.7     “Avaya Customer” means each final end customer or licensee that purchases, licenses or otherwise receives any Avaya Services from Avaya or any of its Subsidiaries, directly or through the Avaya Channel.
1.8    “Avaya Endpoint” means an endpoint hardware device Sold by Avaya or any of its Subsidiaries and configured to facilitate communications. Avaya Endpoints include all Avaya and Avaya Subsidiary tablets, telephones, headsets, huddle room and conference room devices, and any other Avaya and Avaya Subsidiary endpoint hardware devices or similar devices.
1.9    “Avaya Services” means all Offerings that are Sold by Avaya or by any Avaya Subsidiary, directly or through the Avaya Channel.
1.10    “Blackout Period” has the meaning set forth in the Stockholder Agreement.
1.11    “Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York or San Francisco, California are authorized or required by law, regulation or executive order to be closed.
1.12    “CCaaS” means any Offering of Avaya or any of its Affiliates that is primarily designed to be used as, and for which the primary function is to provide or support, call center functionality (including Contact Center as a Service).
1.13    “Change of Control” of a Party means any transaction or series of related transactions involving: (i) any direct or indirect purchase or other acquisition by any Person not Affiliated with such Party (such a Person, a “Third Party”) or the equityholders of such Third Party, whether from such Party or any other Person(s), of securities representing more than 50% of the total outstanding voting power of such Party after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Third Party that, if consummated in accordance with its terms, would result in such Third Party beneficially owning more than 50% of the total outstanding voting power of such Party after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase or other acquisition by, or license or grant of other quasi-ownership or similar interest to, any Third Party or the equityholders of such Third Party of, in, or to more than 50% of (a) the consolidated assets or (b) consolidated revenues, in each case, of such Party and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or (iii) any merger, consolidation, business combination, recapitalization, reorganization, or other transaction involving such Party or any of its Subsidiaries pursuant to which any Third Party would hold securities representing more than 50% of the total outstanding voting power of such Party or of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction.
1.14    “Channel” means, with respect to Avaya and RingCentral, respectively, each agent, master-agent, sub-agent, representative, contractor, consultant, referrer, reseller, partner, distributor or any other Person that refers, sells, resells, licenses, transfers, or otherwise provides Offerings of Avaya or RingCentral, as applicable, or of a Subsidiary of such Party. For avoidance of doubt, agents and subagents of Avaya under the Super Master Agent Agreement are part of the Avaya Channel.
1.15    “Channel Compensation” means certain compensation to be paid by RingCentral in accordance with the Super Master Agent Agreement, which compensation Avaya or one of its Affiliates is, legally or contractually, obligated to pay to the Avaya Channel.

1.16    “Cloud Model” has the meaning ascribed to it in the definition of Subject Functionality.
1.17    “Contract” means any written or oral contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense, or other agreement, understanding, or arrangement.
1.18    “CPaaS” has the meaning ascribed to it in the definition of Subject Functionality.
1.19    “Deployable” means, with respect to a particular Location, that ACO is, in accordance with applicable Law in all material respects, available in such Location for deployment to final end customers and licensees in connection with a Sale thereof in the Territory (it being understood that, as an example, “RingCentral Office” was, as of the Execution Date, Deployable in at least forty (40) countries (including Germany, Hong Kong, and Singapore) in connection with a Sale thereof in the United States and was, as of the Execution Date, deployed in such countries as “RingCentral Global Office”).
1.20    “Development Agreement” means a Development Agreement substantially in the form attached hereto as Exhibit A.
1.21    “Effective Date” means the Closing Date (as defined in the Investment Agreement).
1.22    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
1.23    “Extended Territory” means any and all Locations outside of the Territory in which ACO is Deployable, in the case of each such Location, effective ninety (90) days after the date that ACO becomes Deployable in such Location, provided that RingCentral has provided Avaya with at least ninety (90) days’ notice prior to the date that ACO is or will be so Deployable in such Location (where such notice is given by RingCentral solely where RingCentral has a reasonable expectation that ACO will be made Deployable in such Location within ninety (90) days after the provision of such notice); provided, however, that if a Location is both in the Territory and in the Extended Territory, it shall be deemed to be in the Territory (and not in the Extended Territory) for all purposes under this Agreement.
1.24    “Governmental Entity” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.
1.25    “Holder” means Avaya or RingCentral, as applicable, in its capacity as a recipient and holder of RingCentral Common Stock, in the case of Avaya, or Avaya Common Stock or Avaya Series A Preferred Stock, in the case of RingCentral.
1.26    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
1.27    “Insolvency Event” means, with respect to a Party, that such Party or any of its Subsidiaries comprising more than 50% of such Party’s consolidated assets (i) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code or other applicable Law concerning bankruptcy, insolvency, liquidation, dissolution, or creditors rights), (ii) has had a receiver, manager, receiver and manager, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors or (iii) admits in writing to a third party its inability to pay its debts as they become due.
1.28    “Investor Rights Agreement” means an agreement entered into by RingCentral and Avaya Holdings on or about the Effective Date which provides for certain rights and obligations of Avaya Holdings and RingCentral following the Effective Date.
1.29    “[******]” has the meaning ascribed to it in the definition of Subject Functionality.
1.30    “Issuer” means Avaya Holdings or RingCentral, as applicable, in its capacity as an issuer of Avaya Common Stock or Avaya Series A Preferred Stock, in the case of Avaya Holdings, or RingCentral Common Stock, in the case of RingCentral.
1.31    “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, treaty, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling, published policy or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the Parties and subject matter of the dispute.
1.32    “Location” means a country or special administrative region of a country (e.g., Hong Kong with respect to China).
1.33    “Market” (including, with correlative meanings, the terms “Marketed” and “Marketing”) means, with respect to an Offering, the marketing, promotion, advertising, or offering for Sale of such Offering.
1.34    “Multi-Tenant” means any deployment of software and supporting infrastructure that is not Single‑Tenant.

1.35    “Offering” means any product, component, feature, application, module, system, portal, software, hardware, service, platform, technology, or other offering.
1.36    “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity, other entity, or any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.
1.37    “Registration Rights Agreement” means a Registration Rights Agreement in substantially the form attached hereto as Exhibit B.
1.38    “Representatives” means, with respect to a Person, such Person’s Subsidiaries and the directors, managers, members, officers, employees, agents, contractors, subcontractors, or other representatives of such Person and its Subsidiaries.
1.39    “Retail UCaaS” has the meaning ascribed to it in the definition of Subject Functionality.
1.40    “RingCentral Common Stock” means the Class A Common Stock, par value $0.0001 per share, of RingCentral.
1.41    “RingCentral Customer” means each final end customer or licensee that directly or indirectly purchases, licenses or otherwise receives any RingCentral Services from RingCentral or any RingCentral Affiliate.
1.42    “RingCentral Services” means all Offerings that are Sold directly or indirectly by RingCentral or any RingCentral Affiliate. The RingCentral Services shall, with respect to a particular Location, automatically include ACO when it first becomes Available in such Location.
1.43“Rules of Engagement” means those certain Rules of Engagement attached to the Super Master Agent Agreement, which is a part of and incorporated into the Super Master Agent Agreement.
1.44    “SEC” means the United States Securities and Exchange Commission.
1.45    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
1.46    “Sell” (including, with correlative meanings, the terms “Sale”, “Sold”, and “Selling”) means, with respect to an Offering, the sale, resale, license, or other provision of such Offering, whether by way of migration, a new purchase, or otherwise.
1.47    “Shares” means shares of RingCentral Common Stock, Avaya Common Stock, or Avaya Series A Preferred Stock, as applicable.
1.48    “Single-Tenant” means the deployment of a single instance of software and supporting infrastructure that is dedicated to a single customer or licensee with a single billing relationship between the provider or licensor, on the one hand, and the customer or licensee, on the other hand.
1.49    “Stockholder Agreement” means a Stockholder Agreement in substantially the form attached hereto as Exhibit C.
1.50    “Storefront Portal” means an online electronic commerce portal owned and operated by Avaya that allows Avaya Customers to purchase, license or otherwise order Offerings from Avaya, any of its Affiliates, or from the Avaya Channel.
1.51    “Subject Functionality” means any [*********************************] that, taken as a whole, is primarily designed to be used as, or has as its primary function to provide, an alternative to, or [*************************************************************************], and which functionality is both (i) run over the Internet on a physical server(s), container(s), or virtual machine(s), in each case, maintained and controlled offsite (“Cloud Model”), and (ii) deployed in a [************] manner.
(a)For the avoidance of doubt, without limiting the definition of Subject Functionality, for the purposes of this Agreement, the [*************************************] (“[******]”) and the [*************************************] Offering sold through the Storefront Portal (“Retail UCaaS”), as they exist on the Effective Date or as may be further developed, improved, extended, rebranded, or otherwise modified by Avaya during the Term, shall be deemed to include Subject Functionality.
(b)Notwithstanding the foregoing, and for the avoidance of doubt, Subject Functionality shall be deemed to exclude any Offering that is or is in one or more of the following:
(i)CCaaS;
(ii)“Avaya Spaces” Offering, “Avaya XCaaS” Offerings (“XCaaS”), “Avaya IX Workplace” Offerings (excluding the Retail UCaaS product, but including Avaya’s “IX Meetings”, “IX Collaboration”, and “IX Devices” Offerings), “Avaya Mobile Experience” Offering, or Communications Platform as a Service (“CPaaS”)

Offerings, in each case, together with any developments, improvements, extensions, rebranded versions, or modifications with respect thereto;
(iii)“Avaya Equinox”, “Avaya Aura”, or “Avaya ReadyNow” (i.e., a hosted “Aura” Offering) Offerings, in each case, where (A) deployed in a Single-Tenant manner (whether or not running on a Cloud Model), (B) deployed in a Multi-Tenant manner and not running on a Cloud Model, or (C) deployed in a Multi-Tenant manner by a single customer or licensee with a single billing relationship with Avaya or any of its Affiliates and a single point of administration, in each case, together with any developments, improvements, extensions, rebranded versions, or modifications with respect thereto except to the extent any such development, improvement, extension, rebranded versions, or modification results in such applicable Offering being both deployed in a Multi-Tenant manner and run on a Cloud Model (except as specifically permitted in clause (C) above); or
(iv)SIP trunking.
1.52    “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% of such securities or ownership interests, in each case, are at the time directly or indirectly beneficially owned by such first Person.
1.53    “Super Master Agent Agreement” means a Super Master Agent Agreement in substantially the form attached hereto as Exhibit D.
1.54    “Taxes” means any federal, state, local or non-U.S. taxes, including sales and use taxes, transaction privilege taxes, gross receipts taxes, income taxes, business and occupation taxes, social security taxes, payroll taxes, employment taxes, estimated taxes, real property taxes, stamp taxes, franchise taxes, transfer taxes, value added taxes, withholding taxes, unemployment taxes, and other similar charges in the nature of tax such as duties, customs, tariffs, imposts, and government-imposed surcharges (including any fee, assessment, or other charge relating to the Universal Service Fund or similar vehicle or system of subsidies and fees managed by the Federal Communications Commission or other Governmental Entity) imposed by any Governmental Entity, together with any interest, penalties and additions to tax imposed thereon.
1.55    “Territory” means any and all Locations in which ACO is Available, in the case of each such Location, effective ninety (90) days after the date that ACO first becomes Available in such Location, provided that RingCentral has provided Avaya with at least ninety (90) days’ notice prior to the date that ACO is or will be so Available in such Location (where such notice is given by RingCentral solely where RingCentral has a reasonable expectation that ACO will be made Available in such Location within ninety (90) days after the provision of such notice).
1.56    “U.S.” means the United States of America.
1.57    “Unified Communications Offering” means any unified communications Offering that both (i) uses a Cloud Model, and (ii) is deployed in a Multi-Tenant manner, which, for the avoidance of doubt, shall not include any Offering that is primarily designed to be used as, and for which the primary function is to provide or support, call center functionality (including Contact Center as a Service).
1.58    “Unit” means, with respect to any Offering, an individual license or user seat, or other unit, as applicable, with respect to such Offering.

2.	Commercial Relationship
2.1    Super Master Agent Agreement. RingCentral and Avaya shall enter into the Super Master Agent Agreement on the Effective Date, including the Rules of Engagement.
2.2    Exclusivity. Except as expressly authorized in writing by RingCentral or otherwise provided in this Agreement, during the Term, (i) ACO shall be the sole and exclusive Offering for Subject Functionality Marketed or Sold by Avaya (and Avaya shall cause ACO to be the sole and exclusive Offering for Subject Functionality Marketed or Sold by its Subsidiaries) throughout the Territory and the Extended Territory and (ii) in connection therewith, Avaya shall not, and shall cause its Subsidiaries not to:
(a)directly or indirectly Market or Sell any other Offering with Subject Functionality, or establish, engage in, conduct, or operate any business that Markets or Sells any other Offering with Subject Functionality, whether on its own, together with its Subsidiaries, or through the Avaya Channel, in the Territory or Extended Territory, in each case, other than in a de minimis manner;
(b)form a joint venture with, or enter into a Contract for a strategic transaction, strategic partnership, or strategic relationship with, any of the Persons set forth on Schedule 1 or any successor to any such Person’s business (which Schedule 1 may be updated by mutual agreement of Avaya and RingCentral on an annual basis, it being understood that neither Avaya nor RingCentral shall unreasonably withhold, condition, or delay its consent with respect thereto (each such Person set forth on Schedule 1, as updated from time to time, a “Relevant Company”)), to the extent it is for the Marketing, Sale, or strategic development of or with respect to any Offering of a Relevant Company (as such Offering exists as of, and with respect to Persons that are Relevant Companies as of, the commencement of such joint venture, transaction, partnership, or relationship) that is directly competitive with one or more of RingCentral’s proprietary or core RingCentral-branded Unified Communications Offerings in existence as of the commencement of such joint venture, transaction, partnership, or relationship and that are commercially Available or Deployable to final end customers and licensees within the Territory or Extended Territory, respectively (in each case, determining Territory and Extended Territory as if such Offerings were ACO), provided that,
(I) this clause (b) shall not prohibit (x) a Change of Control of Avaya Holdings or any of its Affiliates, (y) upon the request of customer or licensee, Avaya of any of its Affiliates from integrating any Avaya Service with, or otherwise making any Avaya Service compatible with, any Offering of the sixth Person set forth on Schedule 1 (which shall include through public application programming interfaces) to enhance such Avaya Service (provided, that, Avaya shall not (and shall cause its Subsidiaries not to) Market any such integration (excluding, for the avoidance of doubt, listings of product specifications)), or (z) Avaya or any of its Affiliates from forming a joint venture with, or entering into a Contract for a strategic transaction, strategic partnership, or strategic relationship with, any Relevant Company to the extent it is for the Marketing or Sale of or with respect to CCaaS, and
(II) for the avoidance of doubt, for purposes of determining whether the Marketing or Sale of or with respect to an Offering of a Person is directly competitive with one or more of the proprietary or core RingCentral-branded Unified Communications Offerings of RingCentral (but excluding any Offerings of any successor thereto) under this clause (b), such determination shall not include the Offerings of any Person that acquires or is acquired by RingCentral that are in existence as of or prior to such acquisition;
(c)acquire any debt or equity interest in any Relevant Company, provided that this clause (c) shall not prohibit a Change of Control of Avaya Holdings or any of its Affiliates;
(d)acquire or license any assets for the purpose of establishing, engaging in, conducting, or operating the business of Marketing or Selling any other Offering with Subject Functionality during the Term in the Territory or the Extended Territory, in each case, other than de minimis assets in connection therewith; or
(e)customize any of the “open SIP” Avaya Endpoints for the purpose of being compatible with the Offerings as of the date of such customization of any Person that is a Relevant Company as of the date of such customization; provided, however, that nothing herein shall restrict or otherwise impact Avaya’s or any of its Subsidiaries’ ability to maintain “open SIP” standard certification in accordance with their customary certification processes in the ordinary course of business consistent with past practice (which, for purposes of clarity, may require Avaya or its Subsidiaries to configure such Avaya Endpoints to become certified to standards publicly maintained by the second Person set forth on Schedule 1).
Notwithstanding the foregoing, the Parties hereby agree that:
(i)Avaya and its Subsidiaries may act under, and subject to the terms and conditions of, the Super Master Agent Agreement, as an agent with respect to RingCentral Services as contemplated thereunder, including ACO when it becomes Available; and
(ii)Avaya and its Subsidiaries may, on their own, together with their Affiliates, or through the Avaya Channel, do any of the following:
A.solely with respect to [******] and solely in the Extended Territory (and the Parties agree that [******] shall be an exception to ACO being the sole and exclusive Offering with Subject Functionality in the Extended Territory as provided in this Section 2.2), engage in any activity that would otherwise be prohibited by this Section 2.2;
B.with respect to a Location in the Territory or the Extended Territory, for Contracts in existence as of the date that the applicable Location became part of the Territory or Extended Territory, respectively:
I.provide support, and take actions to fulfill Avaya’s or any of its Affiliates’ obligations thereunder, in respect of Avaya Services (including [******] and [************]) (it being understood that neither Avaya nor any of its Affiliates shall be permitted to amend, modify, or renew any such Contract to the extent such amendment, modification or renewal would extend the term thereof); and
II.fulfill any Person’s or any of its Affiliates’ requests to Sell to any of them additional Units of any Avaya Services for which any Units of such Avaya Service were Sold to such Person or any of its Affiliates prior to such date, in each case, only for the remainder of the term of such Contract (it being understood that neither Avaya nor any of its Affiliates shall be permitted to amend, modify, or renew any such Contract to the extent such amendment, modification or renewal would extend the term thereof);
C.solely with respect to the [**************] Offering solely within [*******] for so long as [*******] is not in the Territory, engage in any activity that would otherwise be prohibited by this Section 2.2;
D.elect to [*************] or [*************] each of [******], [************], and [*****], in which case Avaya Holdings and its Subsidiaries (including Avaya) may [********************************************* ***********************************************************], and continue to [***********************************] (and engage in, conduct, and operate a business in connection therewith) [****************************************** ********************************************************************************] of such Avaya Service;
E.with respect to FedRamp certification requirements,
I.for so long as ACO is not FedRamp certified to the certification level requested by a particular Person, Market and Sell to such Person any Avaya Service with Subject Functionality that is FedRamp certified to such certification level;
II.in respect of such Avaya Service with Subject Functionality, provide support, and take actions to fulfill Avaya’s or any of its Affiliates’ Contracts in effect as of such date that ACO becomes FedRamp certified to the applicable certification level; and
III.fulfill any Person’s or any of its Affiliates’ requests to Sell to any of them additional Units of such Avaya Service with Subject Functionality for which any Units of such Avaya Service were Sold to such Person or any of its Affiliates prior to such date that ACO becomes FedRamp certified to the applicable certification level;
F.with respect to Governmental Entities,
I.for so long as, with respect to a particular Governmental Entity, (1) ACO does not comply with applicable technical or contractual requirements of such Governmental Entity or (2) RingCentral is not otherwise authorized to Market or Sell to such Governmental Entity due to the lack of an approved contracting vehicle or absence of approved vendor or related contracting authority, Market and Sell Avaya Services with Subject Functionality to such Governmental Entity;
II.in respect of such Avaya Services with Subject Functionality, provide support, and take actions to fulfill Avaya’s or any of its Subsidiaries’ Contracts in effect as of such date (the “Governmental Trigger Date”) that (1) ACO complies with applicable technical and contractual requirements of such Governmental Entity and (2) RingCentral is permitted to Market and Sell to such Governmental Entity with all necessary approvals and contracting authority; and
III.fulfill any Person’s or any of its Affiliates’ requests to Sell to any of them additional Units of such Avaya Services with Subject Functionality for which any Units of such Avaya Service were Sold to such Person or any of its Affiliates prior to the applicable Governmental Trigger Date;
G.purchase, license, develop, or use Offerings with Subject Functionality for internal administrative purposes, provided that Avaya shall, and shall cause its Subsidiaries to, as applicable, first discuss and evaluate with RingCentral the potential purchase or license of ACO for such internal administrative purposes; and
H.engage in any conduct required by an order of a Governmental Entity with competent jurisdiction.
2.3    Certain Requirements.
(a)Efforts to Marketing and Sale of ACO. Once ACO is Available in a particular Location in the Territory:
(i)Avaya shall, and shall cause its Subsidiaries to, use reasonable best efforts to (and to cause the Avaya Channel to) Market and Sell ACO to all Avaya Customers utilizing any Offering with Subject Functionality (including all [************] and all [******************], but excluding such Avaya Customers utilizing any [*******************], which customers are governed by Section 2.3(a)(ii)), in such Location;

(ii)without limiting the foregoing, Avaya shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (and to cause the Avaya Channel to) Market and Sell ACO to all other Avaya Customers (including those utilizing the [************] Offering, the [****************] Offering, and [*******************]) in such Location; and
(iii)RingCentral and its Affiliates shall not (and shall cause the RingCentral Channel not to) undertake to Sell ACO to any Person without Avaya’s prior written consent.
(b)Other Avaya Requirements. Avaya shall not, and shall cause its Subsidiaries not to, take any action or omit to take any action, and shall not direct any other Representative to take any action or omit to take any action, that would directly disincentivize the Marketing or Sale of ACO to the benefit of any other Avaya Services that are designed to provide functionality substantially similar to ACO, taken as a whole, including to the benefit of Avaya’s on-premise and private cloud Offerings, including [*****], “[**********],” “[***************]”, and the “[**************]” [*************] Offerings. Without limiting the foregoing, Avaya shall, and shall cause its Subsidiaries:
(i)not to take any action or omit to take any action, and shall not direct any Representative or the Avaya Channel to take any action or omit to take any action, with respect to any rate of sales commissions or Avaya Channel compensation that is intended to directly disincentivize the Marketing or Sale of ACO to the benefit of any Avaya Services that are designed to provide functionality substantially similar to ACO, taken as a whole, including to the benefit of Avaya’s on-premise and private cloud Offerings that are so designed, including “[**********],” “[***************]” ([**********]), and the “[**************]” [*************] Offerings;
(ii)not to provide a lower sales compensation rate or channel spiffs for ACO as compared to any Avaya Services that are designed to provide functionality substantially similar to ACO, taken as a whole (e.g., “[**********]”, “[***************]” ([**********]), and “[**************]” Offerings) (it being understood that this clause (ii) shall not be applicable to CCaaS); provided that, nothing in this Section 2.3(b) shall restrict Avaya or any of its Subsidiaries from increasing or reducing incentives or rebates with respect to ACO from time to time so long as incentives and rebates on ACO are on parity with or better than those offered with respect to Avaya Services that are designed to provide functionality substantially similar to ACO, taken as a whole;
(iii)to maintain and implement a reasonable sales compensation and commission plan with respect to ACO, which plan shall set forth in detail such sales compensation and commissions, including with respect to the Avaya Channel and Avaya’s salespersons, and shall otherwise be subject to RingCentral’s reasonable review and comment, and shall promptly provide to RingCentral any updates thereto;
(iv)to maintain and implement a sales and marketing plan for the Territory that is specific for ACO (the “Avaya ACO Sales and Marketing Plan”), which Avaya ACO Sales and Marketing Plan shall contemplate an overlay sales team dedicated to ACO and a marketing plan with respect to ACO, which overlay sales team and Avaya ACO Sales and Marketing Plan shall be reasonable after taking into consideration the size of the addressable market for ACO, including the install base of Avaya and its Subsidiaries, as reasonably determined by Avaya, and which Avaya ACO Sales and Marketing Plan shall be subject to RingCentral’s reasonable review and comment, and Avaya shall promptly provide to RingCentral any updates thereto; and
(v)in the Territory, to ensure that their main websites and the Storefront Portal shall Market ACO at least as prominently and positively in the ordinary course of business, and in all material respects, as each Avaya Service (which Avaya Service is designed to have substantially similar functionality as ACO, taken as a whole) then‑currently Marketed on such websites and the Storefront Portal in the ordinary course of business.
Nothing in this Section 2.3(b) shall require Avaya or any other Person to breach any Contract existing as of the Execution Date or limit Avaya’s or any of its Subsidiaries’ ability to independently and unilaterally determine, change, or otherwise set the price or alter any other economic terms for any Avaya Service.
(c)Other RingCentral Requirements. RingCentral shall, and shall cause its Subsidiaries:
(i)not to take any action or omit to take any action, and shall not direct any other Representative or the RingCentral Channel to take any action or omit to take any action, with respect to any rate of sales commissions or RingCentral Channel compensation that is intended to directly disincentivize the Marketing or Sale of ACO to the benefit of other RingCentral Services that are designed to provide functionality substantially similar to ACO, taken as a whole;
(ii)to maintain and implement a budget specific to an overlay sales team dedicated to ACO (the “RingCentral Overlay Sales Team” and such budget, the “RingCentral Overlay Sales Budget”), which RingCentral Overlay Sales Team and RingCentral Overlay Sales Budget shall be reasonable after taking into consideration the size of the addressable market for ACO, including the install base of Avaya, as reasonably determined by RingCentral, and which RingCentral Overlay Sales Budget shall be subject to Avaya’s reasonable review and comment; and RingCentral shall promptly provide to Avaya any updates thereto; and
(iii)from time to time, as reasonably requested by Avaya, to provide certain training, consulting, and other professional services in connection with ACO and the Marketing, Sale, and support thereof (the “RingCentral Consulting Services”).
Nothing in this Section 2.3(c) shall require RingCentral or any other Person to breach any Contract existing as of the Effective Date.
(d)[*******************************************************************]. In the event Avaya or any of its Subsidiaries [*****] any of Avaya’s [*****], [*****], [*******************] ([******]), [********], or [***********] Offerings, and upon Avaya’s written request and subject to Avaya’s cooperation and sharing of all information reasonably requested by RingCentral, [******************************************************************** ************************] (determined by RingCentral in its sole discretion), RingCentral and Avaya will use commercially reasonable efforts [******************************************************************************************************************************]. In such event, the Parties will engage in good faith discussions regarding such [*********************************************************] in connection therewith.
(e)Endpoints. (i) Avaya shall use its commercially reasonable efforts to cause (x) the Avaya Endpoints existing as of the Effective Date to be, as soon as reasonably practicable following the Effective Date, and (y) future Avaya Endpoints to be, at all times prior to such Avaya Endpoints being Sold, in each case, compatible with ACO and the other RingCentral Services, and (ii) RingCentral shall use its commercially reasonable efforts to cause (x) the RingCentral Services existing as of the Effective Date to be, as soon as reasonably practicable following the Effective Date, and (y) future RingCentral Services to be, at all times prior to the RingCentral Services being Sold, in each case, compatible with the Avaya Endpoints. To the extent an Avaya Endpoint and the RingCentral Services are so compatible, RingCentral shall offer such Avaya Endpoint as part of its and its Subsidiaries’ product catalogs at least as prominently and positively in the ordinary course of business, in all material respects, as any other RingCentral Offering that is designed to provide substantially similar functionality (taken as a whole) and is then‑currently Marketed in such product catalogs in the ordinary course of business. Each Party acknowledges that the other Party’s performance of its obligations under this Section 2.3(e) depends on such Party’s compliance with this Section 2.3(e) and timely, accurate and effective delivery of all information to make the Avaya Endpoints compatible with ACO, and the other RingCentral Services compatible with the Avaya Endpoints, including such information, cooperation, and assistance reasonably required by either Party. Each Party further acknowledges and agrees that its failure to satisfy any such responsibilities may prevent or delay the other Party’s performance of its obligations under this Section 2.3(e). The Parties agree to work together in good faith to develop a mutually agreed process pursuant to which Avaya will sell to RingCentral certain Avaya Endpoints on commercially favorable terms.
3.     Development of ACO. RingCentral, Avaya, and Avaya Management L.P. shall enter into the Development Agreement on the Execution Date.
4.    Project Management
4.1    Project Managers and Product Managers. Each Party shall appoint a principal point of contact for this Agreement to be its project manager (the “Project Manager”) for management and implementation of the commercial relationship contemplated by this Agreement and a product manager (the “Product Manager”) for management of the product development activities of ACO (RingCentral’s and Avaya’s Product Manager may be the same person who is RingCentral’s or Avaya Management L.P.’s Development Manager (as defined in the Development Agreement), respectively). For the avoidance of doubt, no person shall be appointed as Project Manager or Product Manager whose primary job function is to provide substantial and direct day-to-day supervision of an Offering other than ACO (it being understood that a person that has general supervisory authority over multiple Offerings of a Party shall not be prohibited from being a Project Manager or Product Manager, so long as such Person complies with the Rules of Engagement). Each Party may change its Project Manager or Product Manager at any time by notifying the other Party in writing. Each Party shall be solely responsible for the performance of its Project Manager and Product Manager under this Agreement. Each Party’s Project Manager shall coordinate with its Product Manager.
4.2    Project Manager Responsibilities. Each Party’s Project Manager shall manage that Party’s activities under this Agreement, understand the obligations of that Party under this Agreement, regularly discuss work progress with the other Party’s Project Manager, and collaborate with the other Party’s Project Manager to identify barriers to success, key issues and issues-resolution options for the activities contemplated in this Agreement. The Project Managers shall hold regular status meetings with additional relevant representatives of each Party to discuss progress.
4.3    Product Manager Responsibilities. Each Party’s Product Manager shall manage such Party’s product development activities under the Development Agreement with respect to ACO, understand the obligations of RingCentral and

Avaya Management L.P., respectively, under the Development Agreement with respect to ACO, regularly discuss work progress with the other Party’s Product Manager with respect to ACO, and collaborate with the other Party’s Product Manager to identify barriers to success, key issues and issues-resolution options for the activities contemplated in this Agreement and the Development Agreement with respect to ACO. The Product Managers shall hold regular status meetings with additional relevant representatives of each Party to discuss progress of the development of ACO.
4.4    Quarterly Executive Reviews. Throughout the Term, RingCentral and Avaya shall meet and confer in person for a quarterly review meeting that shall be attended by the Chief Executive Officer of each such Person and at least one other executive of each of such Person who is knowledgeable about the transactions contemplated by this Agreement and the Super Master Agent Agreement (this group being defined herein as the “Governance Committee”). The Governance Committee shall discuss, among other things, the Parties’ present and future relationship, the addressable market and the go-to-market strategy for ACO, and any other material issue reasonably requested in a written notice delivered at least five (5) Business Days prior to such quarterly review meeting. In addition, during the Term, the Governance Committee shall have monthly update conference calls.
4.5    Guidelines. The Parties shall, promptly following the Execution Date, work in good faith to establish antitrust guidelines and protocols for their Project Managers, Product Managers, Chief Executive Officers, and other designated executives referenced in this Section 4.
5.     Payments
5.1    Certain Defined Terms.
(a)“[***]” means, with respect to [************************************] (i) [**************************] (ii) the [**************************] (it being understood that the foregoing [***********] is an [*******************************] that is [***************************************] or any of its Affiliates and, solely for purposes of this definition of [***], the [*****************] need not be actually be [************************] or any of its Affiliates at the [*******************]).
(b)“AVYA 5-day VWAP” means, with respect to a referenced date, the volume weighted average price per share rounded to four decimal places (with amounts 0.00005 and above rounded up) of the Avaya Common Stock on the New York Stock Exchange (or, if different, the principal trading market for such security) for five (5) consecutive trading days ending on the last full trading day before such referenced date as reported by Bloomberg.
(c)“AVYA 20-day VWAP” means, with respect to a referenced date, the volume weighted average price per share rounded to four decimal places (with amounts 0.00005 and above rounded up) of the Avaya Common Stock on the New York Stock Exchange (or, if different, the principal trading market for such security) for twenty (20) consecutive trading days ending on the last full trading day before such referenced date as reported by Bloomberg.
(d)“[***]” means, with respect to [****************], the [*****************************************************] (or, if [***********************************], the [************************************ ***************************************]) attributable to such [**************] (and, for the avoidance of doubt, any [***************]); provided that, for the avoidance of doubt, (i) [***] shall exclude (A) [********************************************************************** *******************************************************************************************************************************************************************************************************], (B) [*********************************************** *****************************************************************************************************************************************************************], (C) [*** *****************************************************************], and (D) [********* ***************************************], and (ii) [*** ************************************************************************************************************************************************]. The Parties agree that, for purposes of this Agreement, a [****************] shall include the [*************] that RingCentral or any of its Affiliates intends to [***************************************************************************************************************]. An example of a [******************] is set forth on Schedule 2.
(e)“[*************]” means only those accounts set forth on Schedule 3 hereto.
(f)
(i)“[*********************]” means any Person that is both (i) not party to a Contract for any [*******************], and (ii) in a Location that is outside of the Territory. The Parties agree that RingCentral may, in its sole discretion, [*******************************************************************************************************************************] with Subject Functionality as contemplated under the Rules of Engagement to a Person that would otherwise qualify as a [*********************] if such Person is an Affiliate of a party to a

Contract for any [*******************]. [*************************************************** *********************************************************************************].
(ii)“Qualified Seat” means: (i) a Unit of ACO Sold during the Term for a subscription fee in a Location in which ACO is Available; (ii) a Unit of ACO Sold during the [**********************] commencing upon the expiration or termination of the Term for a subscription fee in a Location in which ACO is Available, but solely with respect to clause (ii), only if (A) Avaya, any of its Subsidiaries, or the Avaya Channel registered the sales opportunity with RingCentral prior to expiration or termination of the Term in accordance with the lead registration process set forth in the Rules of Engagement, and (B) Avaya, any of its Subsidiaries, or the Avaya Channel [*************************************] (as defined in the Rules of Engagement) with respect to such sales opportunity as set forth in the Rules of Engagement; (iii) in the case of [*************************************************** ************************************************************************] Sold during the Term [*********************] for a subscription fee in a Location that such Offering is, in accordance with applicable Law in all material respects, commercially available in such Location for Sale to final end customers and licensees, but, solely with respect to clause (iii), only if (A) Avaya, any of its Subsidiaries, or the Avaya Channel registered the sales opportunity with RingCentral in accordance with the lead registration process set forth in the Rules of Engagement, and (B) Avaya, any of its Subsidiaries, or the Avaya Channel [*************************************] (as defined in the Rules of Engagement) with respect to such sales opportunity as set forth in the Rules of Engagement; and (iv) in the case of [**********************] only, a [*************************************************************************] Unit of RingCentral’s or any of its Subsidiaries’ own or branded Offering with Subject Functionality Sold during period beginning on the Effective Date and ending on the date that is [*************] after the Effective Date to such [*********************] for a subscription fee in a Location that is both (x) outside of the Territory, and (y) in which such Offering is, in accordance with applicable Law in all material respects, commercially available in such Location for Sale to final end customers and licensees, but, solely with respect to clause (iv), only if (A) Avaya, any of its Subsidiaries, or the Avaya Channel registered the sales opportunity with RingCentral in accordance with the lead registration process set forth in the Rules of Engagement, and (B) Avaya, any of its Subsidiaries, or the Avaya Channel [*************************************] (as defined in the Rules of Engagement) with respect to such sales opportunity as set forth in the Rules of Engagement.
(g)“RNG 5-day VWAP” means, with respect to a referenced date, the volume weighted average price per share rounded to four decimal places (with amounts 0.00005 and above rounded up) of the RingCentral Common Stock on the New York Stock Exchange (or, if different, the principal trading market for such security) for five (5) consecutive trading days ending on the last full trading day before such referenced date as reported by Bloomberg.
(h)“[***************]” means, with respect to [*****************], the [****************************************************************************************************************************************************************************************************************************************************************************************************] on the [********************************** ****************************************].
5.2    RingCentral Upfront Payment. If a Qualified Seat is Sold and the applicable [*********************************] (at any time) its [**********************] payment with respect to such Qualified Seat (the [***********************************************], the “Accrual Date”), subject to the other terms and conditions of this Agreement, RingCentral shall:
(a)pay, or issue to Avaya (or, with respect to a cash payment, Avaya one of its Subsidiaries, as designated by Avaya) consideration equal to [******************************************************************************************************************************************], which [******************]may be payable in arrears in cash or shares of RingCentral Common Stock or a combination thereof, at RingCentral’s election; in the event RingCentral elects to pay [*********************] in whole or in part in shares of RingCentral Common Stock, (x) the number of shares of RingCentral Common Stock to be issued for such [******************] shall equal (A) the value of the Elective Component (or portion thereof) that RingCentral elects to settle in shares of RingCentral Common Stock, divided by (B) the RNG 5-day VWAP as of the date of issuance, and (y) [***************************************************************************************************************************************************************************************************]; and
(b)[*************************] of a [*************************************************************************************************************************************************************], or otherwise, and each, a “[***************]” and, together with the corresponding [******************], an “Upfront Payment”); provided, however, that the [***************] shall be [*******************]:
(i)on the [***********************] of the Effective Date:
A.if [***********************] or more [***************] that have not been subject to a [***************] (as defined below) prior thereto have been Sold prior thereto, then the [***************] shall, from and after such [***********], continue to be [****************************** ************************] until the earlier of (i) the date upon which [***********************************************************] have been [******] in respect of the [***************], and (ii) the [***********************] of the Effective Date;
B.if less than [***************************************] that have not been subject to a [***************] (as defined below) prior thereto have been Sold prior thereto, then the [***************] shall, from and after such [******************] anniversary, equal a [****************] of [************************] the [*********] of which is [**************************] and the [***********]of which is the [***************] as of the [***********************] of Effective Date, which [*******************************************************************************************************************************************************************], or otherwise) shall be the [***************] until the [***********************] of the Effective Date;
(ii)from and after the [***********************] of the Effective Date, the [***************] shall equal a [*******************************************************************************************************************************************************************], or otherwise) of [************************] the [*********] of which is [**************************] and the [***********] of which is the [***************]as of the [***********************] of Effective Date;
(iii)notwithstanding the foregoing in this Section 5.2(b), if at any time, the foregoing adjustments would result in the [***************] being a [****************] of [************************] greater than [***************], then [*********************] to satisfy the [***************] by [******************************************************]equal to or greater than [***************] and [**************************************] between such [*********************] and such [************************] (with each [*********************************] being deemed to have a [**********************************] as of the [****************]);
(iv)notwithstanding the foregoing in this Section 5.2(b), if [**********************************] of [************************] have been [******] in respect of the [***************], at any time thereafter, [*********************] to satisfy the [***************] by paying [******************************************************************************] (with each [*********************************] being deemed to have a [**********************************] as of the [****************]); and
(v)in the event of a Change of Control of RingCentral, the [***************] shall be satisfied by [***********] and the amount [*******] shall be equal to (A) the [***************************************************************** ************************************************], multiplied by (B) [**************************] Sections 5.2(b)(i) and 5.2(b)(ii), calculated by [*****************************] with the [******************* **********************************************************************************************].
(c)Satisfaction of Upfront Payment. Subject to the other terms and conditions of this Agreement, (x) any cash payable in satisfaction of an Upfront Payment shall be paid, by wire transfer of immediately available funds to an account designated in writing by Avaya, on the [***********] immediately following [***************************************************************] after the applicable Accrual Date; and (y) any shares of RingCentral Common Stock payable in satisfaction of an Upfront Payment shall be issued on the [***********************] following [***************************************************************]. For the avoidance of doubt, there shall only be one Upfront Payment made in respect of any Qualified Seat, even if such [****] is [**********************************] or otherwise.
(d)Clawback Credits. Notwithstanding the foregoing, if, prior to the [*************************] of the Accrual Date of a particular Qualified Seat, a RingCentral Customer cancels its Contract with RingCentral or modifies its Contract with RingCentral such that such RingCentral Customer

[********************************************************** *************************], such Qualified Seat, there shall be an automatic credit to the Consideration Advance Balance for the full value of the Upfront Payment paid by RingCentral to Avaya in respect of such Qualified Seat (with each share (or fractional share) of RingCentral Common Stock comprising such Upfront Payment being deemed to have the value determined pursuant to Section 5.2(a) or Section 5.2(b), as applicable) (each such automatic credit, a “Clawback Credit”).
5.3    RingCentral Recurring Payments.
(a)Subject to the other terms and conditions of this Agreement, RingCentral shall pay or issue to Avaya (or, with respect to a cash payment, Avaya one of its Subsidiaries, as designated by Avaya), for each [****************] during and after the Term, [***********************************************************************************************************************************************] in respect of each Qualified Seat for which [***************************************] (each, a “Recurring Payment”), which Recurring Payment may be payable in arrears in cash or shares of RingCentral Common Stock or a combination thereof, at RingCentral’s election; provided, however, that, after the date that is [**************] after the Accrual Date of such Qualified Seat, no Recurring Payment shall be payable in respect of such Qualified Seat that was [************************************************************************************************] (i.e., [*********************************************************]). In the event RingCentral elects to make a Recurring Payment in whole or in part in shares of RingCentral Common Stock, (x) the number of shares of RingCentral Common Stock to be issued for such [**************] shall equal (A) the value of the Recurring Payment (or portion thereof) that RingCentral elects to settle in shares of RingCentral Common Stock, divided by (B) the RNG 5-day VWAP as of the date of issuance (rounded to the nearest whole share), and (y) [*****************************************************************************************************************************************************************************************************************************************************]. Following the [******************************************] and the [******************] contemplated by the Super Master Agent Agreement, solely with respect to [*****************************] (and any [****************************************************************************] with respect thereto) that, as a result of the [******************] contemplated by the Super Master Agent Agreement, [*************************] under the terms of the Contract, after giving effect and taking into account any amendments to, work orders, change orders or other similar instruments related to such Contract, for [*******************] (or any [*****************] thereof (an “[*********************************]”)), which [********************************************************************************], each [*********] of [********************] shall, solely for the purposes of the Recurring Payment, be deemed to be a [**********************************************************]. In furtherance of the foregoing, RingCentral and its Affiliates shall not take or omit, or cause to be taken or omitted, any action the primary purpose of which is to [****************************************************] that would otherwise occur in the ordinary course of business.
(b)Satisfaction of Recurring Payment. Subject to the other terms and conditions of this Agreement, (i) any cash payable in satisfaction of a Recurring Payment shall be paid, by wire transfer of immediately available funds to an account designated in writing by Avaya, on the [***********] immediately following [***************************************************************] after the applicable calendar quarter; and (ii) any shares of RingCentral Common Stock payable in satisfaction of a [*****************] shall be issued on the [***********************] following [***************************************************************] after the applicable [****************].
5.4    Consideration Advance.
(a)Consideration Advance. As incentive for Avaya to enter into long-term commercial relationships with RingCentral, RingCentral shall make an advance payment to Avaya of certain of the consideration that would otherwise be payable pursuant to the terms of this Agreement, which advance payment shall be in an amount equal to three hundred forty‑five million dollars ($345,000,000) (the “Consideration Advance”) consisting of the following three (3) tranches: (i) an amount equal to [******************************************] (“Tranche 1”), (ii) an amount equal to [************************************************] (“Tranche 2”) and (iii) an amount equal to [*****************************************] (“Tranche 3”, together with Tranche 1 and Tranche 2, each, a “Tranche” and collectively, the “Tranches”). The Consideration Advance may be paid in cash or shares of RingCentral Common Stock or a combination thereof, at RingCentral’s election, which election shall be notified to Avaya in writing within one (1) Business Day after the Effective Date. In the event RingCentral elects to make the Consideration Advance in whole or in part in shares of RingCentral Common Stock, (x) the number of shares of RingCentral Common Stock to be issued for the Consideration Advance shall equal (A) the value of the Consideration Advance (or portion thereof) that RingCentral elects to settle in shares of RingCentral

Common Stock, divided by (B) the RNG 5-day VWAP as of the Effective Date (subject to Section 5.4(b)(i)). For the avoidance of doubt, all Consideration Advances received by Avaya shall constitute properties of Avaya and may be used freely by Avaya.
(b)Payment Mechanism. Any portion of the Consideration Advance to be paid in cash shall be paid as promptly as practicable after the Effective Date by wire transfer of immediately available funds to an account designated in writing by Avaya. If the Effective Date occurs (i) on a date that is during a Blackout Period or the five (5) trading day period after the expiration of a Blackout Period, then the shares of RingCentral Common Stock comprising the applicable portion of the Consideration Advance shall (A) be issued on the [***********************] following [***************************************************************************************************], and (B) notwithstanding Section 5.4(a)(x)(B), be determined based on the RNG 5-day VWAP as of the date of such issuance, or (ii) on any other date, then the shares of RingCentral Common Stock comprising any portion of the Consideration Advance shall be issued as promptly as reasonably practicable after the Effective Date, but in no event during a Blackout Period.
(c)One Block Trade. If RingCentral makes the Consideration Advance in shares of RingCentral Common Stock, RingCentral shall be responsible for, and pay to Avaya the following amounts in connection with one block trade by Avaya of some or all of the shares of RingCentral Common Stock issued to satisfy the Consideration Advance: (i) the difference between the aggregate purchase price received by Avaya in such block trade and the product of (x) the closing price of the RingCentral Common Stock on the day such block trade is consummated and (y) the number of shares of RingCentral Common Stock sold in such block trade (the “Block Trade Spread”); and (ii) the reasonable and documented out-of-pocket attorneys’ fees and expenses of Avaya, which shall not exceed fifty thousand dollars ($50,000). Avaya shall use its commercially reasonable efforts to minimize the Block Trade Spread, including by bidding such block trade to J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, and any other financial banking institution or other broker-dealer reasonably requested by RingCentral and selecting the financial banking institution or other broker-deal providing for the lowest Block Trade Spread. RingCentral shall reasonably cooperate with Avaya and the banking institution or other broker-dealer selected for such block trade and as may be reasonably requested to facilitate and effectuate such block trade, including immediately removing any restrictive legend on the shares of RingCentral Common Stock sold in such block trade upon request of Avaya.
(d)Consideration Credit. As incentive for RingCentral to make the Consideration Advance to Avaya in advance of the payment obligations pursuant to this Agreement, Avaya shall provide RingCentral a credit (the “Consideration Credit”), commencing on the receipt of the applicable amount of Consideration Advance, in an amount equal to 2.50% per annum of the daily outstanding Consideration Advance Balance (as defined below) in respect of the applicable Tranche, computed on the basis of a 365/366-day year for the actual number of days elapsed, which amount shall be added to the outstanding Consideration Advance Balance in respect of the applicable Tranche in arrears on the last day of March, June, September and December.
(e)Exhaustion of Consideration Advance Balance. For purposes of this Agreement, “Consideration Advance Balance” of any Tranche means, as of a referenced date, the amount of the Consideration Advance under such Tranche actually received by Avaya from RingCentral as may have been increased or reduced prior to such date as a result of the addition of the accrued Consideration Credit to the then-outstanding Consideration Advance Balance of such Tranche as of each applicable quarter end pursuant to Section 5.4(d), any Clawback Credits, any exhaustion or replenishment pursuant to this Section 5.4(e), any return pursuant to Section 5.4(f) or Section 5.4(g), and any conversion pursuant to Section 5.4(h). For so long as there is a positive Consideration Advance Balance, the Consideration Advance Balance shall be automatically reduced from time to time by any Upfront Payment or Recurring Payment that RingCentral is required to pay pursuant to the terms of Section 5.2 or Section 5.3, any other cash amounts that RingCentral is required to pay pursuant to Section 5.2, Section 5.3, or Section 5.4, or any purchase price of Avaya Endpoints that RingCentral is obligated to pay pursuant to a purchase of Avaya Endpoints pursuant to the process contemplated by the last sentence of Section 2.3(e) and, upon such automatic reduction, RingCentral’s payment obligations with respect thereto shall be irrevocably deemed satisfied with such reduction to apply, first to outstanding Consideration Advance Balance under Tranche 3, second to outstanding Consideration Advance Balance under Tranche 2 and third to outstanding Consideration Advance Balance under Tranche 1. Any Clawback Credit shall increase the Consideration Advance Balance of the Tranche previously reduced by the corresponding Upfront Payment giving rise to such Clawback Credit.
(f)Return of Consideration Advance. Upon one Business Day’s written notice to RingCentral, Avaya shall be permitted to return all or any portion of the Consideration Advance Balance of any Tranche at any time by making a cash payment, by wire transfer of immediately available funds to an account designated in writing by RingCentral.
(g)Return of Remaining Consideration Advance Balance. The outstanding Consideration Advance Balance shall be returned to RingCentral: (A) with respect to Tranche 1, by wire transfer of immediately available funds to an account designated in writing by RingCentral on the later of (x) the last day of the Initial Term and (y) [**************], (B) with respect to Tranche 2, by wire transfer of immediately available funds to an account designated in writing by RingCentral on [*****************] and (C) with respect to Tranche 3, by wire transfer of immediately available funds to an account designated in writing by RingCentral on the later of (x) the last day of the Initial Term and (y) [**************], unless, in each case of the foregoing clauses (A)-(C), (i) this Agreement has been terminated prior to such date pursuant to Section 11.2 or (ii) the Extension has occurred, in which case of clauses (i) and (ii), such outstanding Consideration Advance Balance of the applicable Tranche shall be returned upon the expiration or termination of this Agreement, subject to Section 5.4(h). If Avaya does not return the Consideration Advance Balance in full in cash within thirty (30) days after the applicable due date, Avaya shall pay a late fee in an amount of 2.00% per annum commencing on the thirty-first day after the applicable due date in addition to the Consideration Credit. For the avoidance of doubt, Consideration Credit shall continue to accrue on the outstanding Consideration Advance Balance pursuant to Section 5.4(e) until all such Consideration Advance Balance has been returned pursuant to this Section 5.4(g) or converted pursuant to Section 5.4(h).
(h)Conversion of Consideration Advance Balance under Tranche 1; Conversion of Unexhausted Consideration Advance Balance.
(i)With respect to Tranche 1, RingCentral shall have the right, but not the obligation, at any time on or after the [***********] anniversary of the Effective Date, to convert all then-outstanding Consideration Advance Balance under Tranche 1 into shares of Avaya Holdings pursuant to Section 5.4(h)(iii).
(ii)In the event the Consideration Advance Balance under any Tranche is not repaid in full in cash on or before the date that is seven (7) Business Days after the applicable due date, RingCentral shall have the right, but not the obligation, from thereafter to convert any portion or all of such Consideration Advance Balance under any such applicable Tranche into shares of Avaya Holdings pursuant to Section 5.4(h)(iii).
(iii)In each case of the foregoing clauses (i) and (ii), RingCentral may elect either (i) shares of Avaya Series A Preferred Stock at a price per share equal to the Stated Value (as defined in the Avaya Certificate of Designations) as of the Effective Date or (ii) shares of Avaya Common Stock at a price per share equal to the AVYA 20-day VWAP as of the date that RingCentral delivers to Avaya a Conversion Notice. Promptly (and in any event no later than six (6) trading days) after its receipt of a Conversion Notice, Avaya shall cause Avaya Holdings to issue to RingCentral the shares specified in such Conversion Notice. For purposes of this Agreement, a “Conversion Notice” shall mean a written notice delivered by RingCentral to Avaya specifying RingCentral’s election to exercise its conversion rights under this Section 5.4(h), the amount and Tranche of the Consideration Advance Balance to be so converted, and the number and class of shares into which RingCentral is electing to convert any portion of the Consideration Advance Balance of the applicable Tranche, including a calculation of such number and class of shares. Notwithstanding the foregoing, prior to the receipt of Stockholder Approval (as defined in the Avaya Certificate of Designations), Avaya shall not be required to issue any number of shares of Avaya Common Stock under this Section 5.4(h) that would exceed the number equal to (i) twenty-two million, one-hundred twenty-three thousand, twenty-two (22,123,022) shares of Avaya Common Stock minus (ii) the aggregate number of shares of Avaya Common Stock issued upon conversion of shares of Avaya Series A Preferred Stock pursuant to the Avaya Certificate of Designations since the Effective Date.
5.5    Currency and No Offsets. All amounts under this Agreement are stated and calculated, and shall be paid, in United States Dollars ($ U.S.). No payment obligation of a Party under this Agreement shall be offset or apply against any payment obligation of the other Party, other than the application to the Consideration Advance Balance of any Upfront Payment or Recurring Payment, any other payment obligations of RingCentral under this Agreement or the increase of the Consideration Advance Balance by any Clawback Credit pursuant to Section 5.4(e), to the extent such payment has been accrued in accordance with the terms of this Agreement.
5.6    Taxes.
(a)Subject to the provisos in this Section 5.6(a), each Party shall be solely responsible for all Taxes imposed on that Party by applicable Law and Governmental Entities in respect of the payments and transactions made under this Agreement; provided that, notwithstanding the foregoing, all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest thereon) incurred in connection with the issuance of Shares pursuant to this Agreement, shall be borne by the Issuer.
(b)Notwithstanding anything to the contrary in this Agreement, each Party (and any permitted assignee pursuant to Section 12.2 and in the case of Avaya or any of Affiliate of Avaya designated by Avaya) shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable pursuant to this Agreement any Taxes as may be required to be deducted or withheld therefrom under any provision of U.S. federal, state, local or non-U.S. Tax Law or other applicable Law, shall pay over to the appropriate Governmental Entity any such amounts deducted or withheld, and shall be provided any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information. The Parties shall use commercially reasonable efforts to cooperate with each other to reduce or minimize any amounts, if any, required to be deducted or withheld, including by applying, only if applicable and if any necessary documentation or certifications are provided and any other requirements are met, a reduced rate of withholding pursuant to an applicable tax treaty. Subject to the following proviso, to the extent any amounts are deducted or withheld and paid over to the appropriate Governmental Entity pursuant to this Section 5.6(b), such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid; provided that to the extent a Party assigns its payment obligations under this Agreement pursuant to Section 12.2 to any Person that is not a U.S. corporation (or in the case of Avaya, Avaya designates an Affiliates of

Avaya that is not a U.S. corporation to undertake payment of such payment obligation), to the extent such assignee (or designated Affiliate of Avaya) deducts or withholds any amounts pursuant to this Section 5.6(b) from any amounts payable by such assignee or such Affiliates of Avaya hereunder that would not have been required to have been deducted or withheld if no such assignment of such payment obligations or designation had been made (any such Taxes, “Additional Taxes”), then such Party or its assignee or designee shall pay such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the Party entitled to such amount payable hereunder after such withholding or deduction of Additional Taxes (and after deducting or withholding any Taxes imposed or levied by a relevant taxing jurisdiction on the Additional Amounts) will equal the amounts that would have been received by the Party entitled to any such amounts payable hereunder had no such withholding or deduction been made. To the extent any amounts are deducted or withheld and paid over to the appropriate Governmental Entity pursuant to this Section 5.6(b), the applicable Party (or assignee or designee) undertaking such withholding shall provide the other Party, within thirty (30) days after the date of such deduction or withholding (or, if receipts, certificates or evidence are not available within thirty (30) days, as soon as practical thereafter), certified copies of tax receipts, certificates or other evidence of such withholding and payment reasonably acceptable to the other Party.
5.7    Records.
(a)Each Party will maintain, in accordance with its customary practices, reasonable records of such Party’s and its Affiliates’ transactions and activities under this Agreement for a period of seven (7) years after such records are generated (including all activities undertaken in connection with this Agreement, all fees, charges, costs, revenue, and amounts and consideration incurred, paid or received by such Party or any of its Affiliates); provided that notwithstanding the foregoing each Party shall be required to maintain any such records in respect of Taxes for no longer than a period of four (4) years after such records are generated. Each Party shall maintain a reasonable accounting system sufficient to accurately calculate any payment required to be made by the other Party pursuant to this Section 5, and all components thereof, and shall preserve, as part of such books, accounts, and records, all information and data (including reasonable underlying supporting documentation) relating to such calculations during the Term and for a period of seven (7) years thereafter; provided that notwithstanding the foregoing each Party shall be required to maintain any such records in respect of Taxes for no longer than a period of four (4) years after such records are generated. The Parties shall provide each other with reporting regarding such transactions and activities (including regarding information with respect to Sales of Qualified Seats, [************************************], Sales of Licensed Products, Upfront Payments, Recurring Payments, Clawback Credits, and License Fees), as applicable, in a form, and at a frequency, agreed by the Parties (which agreement shall not be unreasonably withheld, conditioned or delayed).
(b)Each Party has the right to audit and inspect during the Term and for seven (7) years thereafter (an “Auditing Party”), in accordance with this Section 5.7, such records of the other Party and its Affiliates’ to assess compliance with this Agreement (including the accuracy of any payment made under this Section 5) or as reasonably required to enable the Auditing Party or any of its Affiliates (the “Audited Party”) to comply with applicable Law, provided that each Party may only perform one audit during each calendar year. At the Auditing Party’s option or upon the Audited Party’s request, each audit will be performed by a nationally recognized independent certified public accounting firm at the Auditing Party’s sole cost and expense, upon not less than ten (10) Business Days’ prior written notice to the Audited Party. The Auditing Party shall ensure that the auditor is subject to a written confidentiality agreement containing non-disclosure obligations that are no less stringent than those contained with this Agreement. The Audited Party shall make such records available in electronic form to the extent reasonably practicable. Such right shall include the right for the auditor to enter onto the Audited Party’s premises during normal business hours and on reasonable advance notice and to have reasonable access to any of their applicable personnel and providers. In connection with performance of an inspection or audit under this Section 5.7(b), the Audited Party shall reasonably assist and cooperate with the Auditing Party’s auditor and shall provide reasonable access to data, documentation, information, personnel, and records reasonably requested by the auditor, in each case, to the extent related to the transactions contemplated by this Agreement. Any access to any properties or facilities of the Audited Party shall be subject to the Audited Party’s reasonable security measures and the applicable insurance requirements of any applicable real property lease. Notwithstanding anything herein to the contrary, an Audited Party may refuse to grant or provide any access to, or to disclose, any information if and to the extent such access or disclosing such information would: (A) violate applicable Law or any Contract, provided, that, the Audited Party shall provide such access or disclose such information to the greatest extent possible without violating applicable Law or Contract; (B) cause the loss of or jeopardize any attorney-client, attorney-work product, or similar legal or protective privilege, provided, that, if any information is withheld pursuant to the foregoing clause (B), the Audited Party shall inform the Auditing Party as to the general nature of what is being withheld and the parties shall use commercially reasonable efforts, such as entry into a customary joint defense agreement, to enable the Audited Party to provide such information without causing the loss of any such privilege; or (C) unreasonably interfere with the business or operations of the Audited Party or any of its Affiliates. The Parties shall cooperate to minimize to the extent reasonably practicable any unnecessary disruption to their respective businesses that may result from the requests for access, data and information hereunder.
5.8    Determination.

(a)The Upfront Payment and any Recurring Payments, and the calculations thereof, shall be determined in good faith by RingCentral based on its books and records and accounting policies and principles. The License Fee, and the calculations thereof, shall be determined in good faith by Avaya based on its books and records and accounting policies and principles. Each Party shall, together with its payment of any amount under this Agreement, provide to the other Party reasonable detail regarding the calculation of such amount. Any dispute (i) Avaya may have to a payment made pursuant to this Section 5, or the calculation thereof, or (ii) RingCentral may have to a payment made pursuant to Section 6.2(e), or the calculations thereof, shall be made by written notice delivered to the other Party on or before the date that is ninety (90) days after such payment, which shall specify in reasonable detail the basis of such dispute and the other Party’s calculations of such payment amount (a “Dispute Notice”).
(b)After delivery of a Dispute Notice, RingCentral and Avaya shall engage in good faith discussions in an attempt to reconcile any differences and resolve such dispute, in the first instance by each Party’s Project Manager. The Project Managers shall attempt in good faith to resolve such dispute as promptly as reasonably practicable. If the Project Managers agree that they are unable to resolve the dispute, or if such dispute is not resolved within fifteen (15) Business Days following the submission of such Dispute Notice, then the Parties shall immediately escalate such dispute to senior executives of each Party. Such senior executives shall attempt in good faith to resolve such dispute as promptly as reasonably practicable. If such senior executives agree that they are unable to resolve the dispute, or if such dispute is not resolved within fifteen (15) Business Days following such escalation, then the Parties shall immediately escalate such dispute to the Chief Financial Officers of each Party. If such Chief Financial Officers agree that they are unable to resolve the dispute, or if such dispute is not resolved within fifteen (15) Business Days of such escalation, then the Parties can proceed with an action commenced in accordance with Section 12.6. Each Party shall pay its own costs and expenses incurred in connection with the disputes contemplated by this Section 5.8.
6.    Intellectual Property Licenses

6.1    Patent and Patent Cross License. The Parties shall engage in good faith discussions regarding the terms on which (a) RingCentral may purchase certain patents and patent families from Avaya or its Subsidiaries, together with selected licensing rights (subject to diligence and third-party evaluation), and (b) RingCentral and its Affiliates, on the one hand, and Avaya and its Subsidiaries, on the other hand, would cross-license their respective patent portfolios.
6.2    [******************************] License.
(a)Payment.
(i)As consideration for the grant of the exclusive license and right to all Licensed Product payments set forth in this Section 6.2, RingCentral shall (i) on the Effective Date, pay to Avaya or one of its Subsidiaries (as designated by Avaya) [**************************************] in cash, by wire transfer of immediately available funds to an account designated in writing by Avaya, and (ii) issue to Avaya (x) the number of shares of RingCentral Common Stock equal to (A) [*************************************], divided by (B) the RNG 5-day VWAP as of the Effective Date (subject to the proviso of this sentence) (clauses (i) and (ii), together the “License Payment”); provided, however, that if the Effective Date occurs (x) on a date that is during a Blackout Period or the five (5) trading day period after the expiration of a Blackout Period, then the shares of RingCentral Common Stock comprising any portion of the License Payment shall (A) be issued on the [*************************************************************************************************************************************], and (B) notwithstanding the foregoing, be determined based on the RNG 5-day VWAP as of the date of such issuance, or (y) on any other date, then the shares of RingCentral Common Stock comprising any portion of the License Payment shall be issued as promptly as reasonably practicable after the Effective Date, but in no event during a Blackout Period.
(b)Certain Defined Terms.
(i)“Embodiments” means copies of the Licensed Product or any software (whether in object code, source code, or other form) or any other technology, documentation, computer files, materials, or tangible embodiment (in any form or medium) of any intellectual property right included in the Licensed IP.
(ii)“Exclusive License” has the meaning ascribed in Section 6.2(c)(i).
(iii)“Licensed IP” means the copyright rights in and to the object code required to support the Licensed Product.
(iv)“Licensed Product” means the [****************************] Offering (as it exists as of the Effective Date) that is [***************************************************].
(c)Grant of License. Effective upon Avaya’s or an Avaya Subsidiary’s receipt of the License Payment:

(i)Avaya or a Subsidiary of Avaya (as designated by Avaya) hereby grants to RingCentral an exclusive, personal, non‑transferable, worldwide license under the Licensed IP, solely to Sell, service, support, and otherwise commercialize the Licensed Product limited to a field of use to be [***************************************************] (the “Exclusive License”). For clarification, the exclusivity in the Exclusive License is also with respect to Avaya and all Avaya Affiliates.
(ii)The Exclusive License is irrevocable and perpetual, but subject to the terms and conditions of this Agreement (including Section 6.2(c)(iii)), and non-sublicenseable (other than the license granted pursuant to Section 6.2(d)).
(iii)RingCentral will have the option, but not the obligation, [************] to Avaya or to a Subsidiary of Avaya (as designated by Avaya) the Exclusive License at any time after [**************] have elapsed from the Effective Date, for a price [**************************************] of the Exclusive License as mutually determined at that time by the Parties in good faith. If RingCentral exercises the foregoing option, RingCentral will offer to Avaya or such Subsidiary the opportunity [***********] the Exclusive License, and Avaya will have the option to accept or decline [****************] the Exclusive License. If RingCentral agrees [*******], and Avaya or such Subsidiary agrees [****************] the Exclusive License, the Parties will negotiate in good faith the [***] for the Exclusive License. If the Parties cannot agree on the [***], the Parties may engage a competent third party to help determine the [***] of the Exclusive License. RingCentral will not be obligated to sell, and Avaya and such Subsidiary will not be obligated to purchase the Exclusive License if the Parties do not agree upon the [***]. If RingCentral agrees to sell and Avaya or such Subsidiary agrees to purchase back the Exclusive License, and if the Parties agree upon the [***], upon completion of such transaction and payment of the respective [***] amount in full by Avaya or such Subsidiary to RingCentral, the Exclusive License will end.
(d)[*********************]. Effective upon Avaya’s or an Avaya Subsidiary’s receipt of the License Payment, RingCentral hereby grants to Avaya and its Subsidiaries [*************************************************************************]. RingCentral will be entitled to all benefits and be responsible for all obligations [*******************************************************************************************************************************************************] (the “Obligations”).
(e)License Fee Payments.
(i)In consideration for RingCentral granting to Avaya and its Subsidiaries [*****************************], Avaya or its applicable Subsidiary (as designated by Avaya) hereby shall [************************************************************ **********************************************************************************************************************************************************************************************************************************************************************************] (“License Fee”); provided that, for the avoidance of doubt, (A) License Fee shall exclude (I) any revenue from one-time or non-recurring transactions or services (including set-up, installation, professional services, sales of handsets and other equipment) and other one-time charges and services (including usage based charges and charges for a toll-free number), (II) any Taxes paid to Avaya or any of its Subsidiaries by the customer, and (III) any costs and expenses reimbursed to Avaya or any of its Subsidiaries, (B) the License Fee shall be calculated after giving effect to, and net of, any credits, refunds, discounts, and other reductions in respect of such Licensed Product, and (C) for the avoidance of doubt, the License Fee shall not be reduced by any income Taxes paid by Avaya or any of its Affiliates or withholding Taxes in lieu thereof. Avaya or its applicable Affiliate (as designated by Avaya) will start to pay to RingCentral the License Fee on the Effective Date. The License Fee during the first month will be prorated accordingly if the Effective Date is not the first day of the calendar month. RingCentral shall file all Tax returns (including information returns), prepare all Tax books and records, comply with applicable Tax withholding rules (if any), and pay all Taxes, in each case, for U.S. federal income and other applicable tax purposes, in accordance with treating the License Fees as income of RingCentral and shall not take any position contrary to the foregoing for applicable Tax purposes, in each case, unless required by a “determination” as defined in Section 1313(a) of the Code (as defined below) or otherwise required by a Tax authority in connection with the final and binding settlement of an audit.
(ii)Subject to the other terms and conditions of this Agreement, Avaya or its applicable Subsidiary (as designated by Avaya), shall pay RingCentral any cash payable in satisfaction of a License Fee by wire transfer of immediately available funds to an account designated in writing by RingCentral, on the trading day immediately following Avaya’s first quarterly or year-end earnings announcement after the applicable calendar quarter.
(iii)Avaya represents, as of the Effective Date, that its projections for the aggregate subscription fees to be collected and received by Avaya or its applicable Subsidiary that are attributable to the Licensed Products in each of the First Year Period, the Second Year Period, and the Third Year Period in accordance with this Section 6.2(e) are, at a minimum: (A) during the twelve (12) month period following the Effective Date (such period, the “First Year Period”), [**********************************************************]; (B) during the twelve (12) month period following the First Year Period (such period, the “Second Year Period”), [************************************]; and (C) during the twelve (12) month period following the Second Year Period (such period, the “Third Year Period”, and each of the First Year Period, Second Year Period, and Third Year Period, a “Subscription Fee Period”), [******************************************************].
(f)No Delivery or Support Obligations. Notwithstanding anything to the contrary contained herein, Avaya and its Subsidiaries shall have no obligation under this Agreement to deliver, directly or indirectly, to RingCentral (and, as a material inducement to Avaya or its Subsidiary granting the license pursuant to Section 6.2(c), RingCentral hereby waives any right it may have to (and shall not) require, directly or indirectly, the delivery of) (i) any Embodiments, or (ii) any technical, consulting, support or other services (including any cooperation or assistance or other further assurances) with respect to the Licensed IP or any Embodiment. Further, RingCentral shall not (and shall not attempt to), directly or indirectly, procure or obtain or, except to the extent such prohibition is not permitted by applicable Law, reverse engineer, disassemble or decompile, any Embodiment (or any portion thereof), or otherwise attempt to discover the source code of any Embodiment (or any portion thereof). RingCentral shall not exploit the Licensed IP in any manner not expressly permitted pursuant to Section 6.2(c), and RingCentral shall not exercise any rights under the Exclusive License (other than to grant the license granted pursuant to Section 6.2(d)).
(g)Registration. Avaya and its Subsidiaries shall have the sole and exclusive right (but not the obligation) to obtain, apply for, register, prosecute, and maintain, throughout the world, the Licensed IP, and RingCentral shall not engage in any such activity or record or file this Agreement (including the license granted pursuant to this Section 6.2) with any intellectual property agency or office of any Governmental Entity. For clarification, the foregoing clauses in this Section 6.2(g) will not prevent RingCentral from obtaining, applying for, registering, prosecuting, and/or maintaining, throughout the world, any other intellectual property rights owned by RingCentral.
(h)Enforcement. RingCentral shall not, except solely upon Avaya’s request or with Avaya’s prior written consent, and Avaya and its Subsidiaries shall have the exclusive right (but not the obligation) to, bring or threaten to bring any action or other proceeding (including any appeal) of any kind whatsoever with respect to the Licensed IP against a third party to enforce or defend the Licensed IP (including the institution of any action or other proceeding for infringement thereof) (an “Enforcement Claim”). Avaya and its Subsidiaries may take, in their sole discretion, any action it deems appropriate to protect the Licensed IP.
(i)If Avaya or any of its Subsidiaries brings an Enforcement Claim, RingCentral shall, to the extent it is a necessary party to such Enforcement Claim, join Avaya or such Subsidiary at Avaya’s or such Subsidiary’s sole cost and expense in such Enforcement Claim and agree to be represented by counsel for Avaya or such Subsidiary and assist Avaya or such Subsidiary in such Enforcement Claim. Upon Avaya’s request, RingCentral shall assign to Avaya or a Subsidiary of Avaya (as designated by Avaya) the right to any and all Enforcement Claims, and the right to any and all damages or other relief with respect thereto.
(ii)Additionally, at Avaya’s request and direction and at Avaya’s sole cost and expense (and solely upon Avaya’s request), RingCentral shall bring or threaten to bring any Enforcement Claim. RingCentral agrees that Avaya and its Subsidiaries shall have the sole and exclusive right to control the prosecution, compromise, and settlement of such Enforcement Claim using counsel chosen by Avaya and that RingCentral shall comply (and cause such counsel to comply) with Avaya’s and its Subsidiaries’ direction with respect thereto (including by causing the filing of pleadings, briefs, and other documents in connection therewith, at Avaya’s and such Subsidiaries’ direction).
(iii)RingCentral shall, at Avaya’s sole cost and expense, fully assist and cooperate with Avaya and its Subsidiaries in connection with any Enforcement Claim and take such measures as may be necessary to preserve the attorney-client and other privileges applicable thereto. Avaya or its applicable Subsidiary shall be entitled to retain any and all damages received, collected, or awarded in connection with, or paid pursuant to any settlement of, any Enforcement Claim.
(iv)Avaya shall defend, indemnify and hold harmless RingCentral and its Affiliates for and against any damages, expenses, liabilities or other losses incurred by RingCentral or its Affiliates as a result of any third-party claims or causes of action to the extent arising out of (A) RingCentral’s actions solely to the extent such actions were taken at and in accordance with the direction of Avaya or any of its Subsidiaries in connection with an Enforcement Claim brought by Avaya or any of its Subsidiaries and (B) the Obligations. All claims for indemnification pursuant to this Section 6.2(h)(iv) shall be subject to Section 6.3 of the Development Agreement, mutatis mutandis.
(i)Reservation of Rights. All rights not granted to RingCentral under this Section 6.2 are expressly reserved by Avaya and its Subsidiaries. RingCentral agrees that, except as expressly provided in Sections 6.2(c), no other intellectual property rights or licenses, express or implied, are granted by Avaya or any of its Subsidiaries to RingCentral under this Agreement.

As between Avaya and its Subsidiaries, on the one hand, and RingCentral, on the other hand, Avaya or its applicable Subsidiary shall be the exclusive owner of all Licensed IP and the Licensed Product. The license to the Licensed IP granted by Avaya and its Subsidiaries hereunder is granted on an “as-is” basis.
7.    Shares.
7.1    Issuance of Shares. The Shares to be issued to Holder pursuant to this Agreement are intended to be issued pursuant to one or more exemptions from registration, including under Section 4(a)(ii) of the Securities Act and the exemption from qualification under applicable state securities Laws. Holder shall assist Issuer as may be necessary to comply with the securities and blue sky Laws relating to the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, the number of Shares to be issued on any particular date shall be rounded to the nearest whole share.
7.2    Regulatory Approvals.
(a)Notwithstanding anything to the contrary in this Agreement, in no event shall any Shares be issued to Holder unless and until (i) any waiting period (and extensions thereof) applicable to the issuance of such Shares under the HSR Act shall have expired or been terminated, and (ii) any other required approvals, consents, or clearances under any applicable Antitrust Laws shall have been obtained (“Required Antitrust Approvals”). Upon obtaining all Required Antitrust Approvals with respect to an applicable issuance of Shares, the Parties shall cause such Shares to be issued as promptly as reasonably practicable thereafter, in accordance with the terms of this Agreement and, in the case of the issuance of RingCentral Common Stock to satisfy an Upfront Payment or a Recurring Payment, such issuance to occur on [*************************************************************************************************] after the date upon which all such Required Antitrust Approvals were obtained.
(b)The Parties shall reasonably cooperate with one another to determine if there are any Required Antitrust Approvals with respect to any particular issuance of Shares and shall, to the extent required, as promptly as reasonably practicable (i) file with the Federal Trade Commission and the Antitrust Division of the Department of Justice a Notification and Report Form relating to the issuance of such Shares as required by the HSR Act, and (ii) file such notification filings, forms and submissions with any Governmental Entity as are required by other applicable Antitrust Laws in connection with such issuance of shares. The Parties shall (A) cooperate and coordinate (and shall cause its respective Subsidiaries to cooperate and coordinate) with the other in the making of such filings; and (B) make an appropriate response as promptly as reasonably practicable to any request for additional information and documentary material issued pursuant to the HSR Act or other applicable Antitrust Laws. Without limiting the foregoing, the Parties shall request and shall use reasonable best efforts to obtain early termination of the waiting period under the HSR Act or other applicable Antitrust Laws.
(c)Notwithstanding anything herein to the contrary, and for the avoidance of doubt, no Party or any of its Affiliates shall be required to offer, negotiate, commit to, or effect, by consent decree, hold separate order, or otherwise (and no Party or any of its Affiliates shall, without the prior written consent of the other Party, offer, negotiate, commit to, or effect, by consent decree, hold separate order, or otherwise) any of the following in order to obtain expiration or early termination of the HSR Act (or any other approval, clearance, or consent by a Governmental Entity under any other applicable Antitrust Law): (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of such Party or any of its Affiliates; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of such Party or any of its Affiliates; (iii) the modification of any course of conduct regarding future operations of such Party or its respective Affiliates; or (iv) any other restrictions on the activities of such Party or any of its Affiliates, including the freedom of action of such Party or any of its Affiliates with respect to, or their ability to retain, one or more of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to their assets, properties, or businesses.
7.4    Holder Representations. Holder hereby represents and warrants as of the Effective Date and as of the date of each issuance of Shares:
(a)Holder acknowledges that the Shares will not have been registered under the Securities Act or under any state or other applicable securities Laws. Holder (i) acknowledges that it is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment and for Holder’s own account, not as nominee or agent, and with no present intention or view to distribute any of the Shares to any Person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of the Preferred Shares (as defined in the Investment Agreement) or the Conversion Shares (as defined in the Investment Agreement), except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable state securities Laws, (iii) is knowledgeable, sophisticated and experienced in financial and business matters, fully understands the limitations on transfer and the restrictions on sales of such Shares and is able to bear the economic risk of its investment and afford the complete loss of such investment, and (iv) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(b)Holder understands and acknowledges that (i) its representations and warranties contained herein are being relied upon by Issuer as a basis for availing itself of such exemption and other exemptions under the securities Laws of all applicable states and for other purposes, (ii) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Shares or any recommendation or endorsement thereof, and (iii) the Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from Issuer in a transaction not involving a public offering and that under applicable securities Laws such Shares may be resold without registration under the Securities Act only in certain limited circumstances.
7.5    RingCentral Representations. RingCentral hereby represents and warrants as of the Effective Date and as of the date of each issuance of Shares that the Shares will be, when issued, duly authorized validly issued, fully paid, nonassessable, and issued in compliance with all applicable securities Laws and RingCentral’s then operative certificate of incorporation and bylaws.
7.6    Stockholder Agreement; Registration Rights Agreement. RingCentral and Avaya shall enter into the Stockholder Agreement and the Registration Rights Agreement on the Effective Date.
8.    Confidentiality.
8.1    “Confidential Information” means all information, data, drawings, benchmark tests, specifications, trade secrets, and any other Technology (as defined in the Development Agreement), and other proprietary information provided or made available by either Party or any of its Affiliates to the other Party or any of its Affiliates in connection with this Agreement, the Super Master Agent Agreement, the Development Agreement, or the PDD (as defined in the Development Agreement), that is in written, graphic, machine readable or other tangible form and is marked “Confidential”, “Proprietary” or in some other manner to indicate its confidential nature, or that by its nature should reasonably be understood as confidential, but in any case, includes a Party’s or any of its Affiliates’ proprietary software, inventions, business model and strategies, company financial planning and financial data, product plans and strategies, and prospect and customer lists. Confidential Information may also include oral information that by its nature should reasonably be understood as confidential at the time of being received. Confidential Information will exclude any information that (i) was at the time of disclosure, or later becomes generally known and available in the public domain, through no fault of the receiving Party; (ii) was known to the receiving Party at the time of disclosure without an obligation of confidentiality; or (iii) becomes known to the receiving Party from a source other than the disclosing Party and not in violation of the disclosing Party’s rights or any direct or indirect obligation of confidentiality to the disclosing Party. For the avoidance of doubt, the Licensed IP, Licensed Product, and Embodiments shall constitute the Confidential Information of Avaya.
8.2    Confidential Information Obligations. Each Party acknowledges that the Confidential Information constitutes valuable trade secrets and each Party agrees that it will use the Confidential Information of the other Party solely in accordance with the provisions of this Agreement for the purpose of fulfilling its obligations or exercising its rights (or Avaya Management L.P.’s rights, as applicable) under this Agreement, the Super Master Agent Agreement, the Development Agreement, or of any exhibit, schedule or attachment of any of them, and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any unaffiliated third Party without the other Party’s prior written consent. Each Party agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure.
8.3    Permitted Disclosure. If a receiving Party is requested or required to disclose all or any part of any Confidential Information of the disclosing Party under a discovery request, a subpoena, or an inquiry issued by a court of competent jurisdiction or by a judicial, administrative, regulatory or governmental agency or legislative body or committee or under applicable Law, such receiving Party shall, to the extent practicable and subject to applicable Laws, give prompt notice of such request to the disclosing Party and shall give the disclosing Party the opportunity to seek an appropriate confidentiality agreement, protective order or modification of any disclosure or otherwise intervene, prevent, delay or otherwise affect the response to such request, and the receiving Party shall cooperate in such efforts.
8.4    Independent Development. The terms of confidentiality under this Agreement will not be construed to limit each Party’s right to independently develop or acquire any Offerings without use of the other Party’s Confidential Information. Further, each Party will be free to use for any purpose the residuals resulting from access to or work with the other Party’s Confidential Information (including Technology (as defined in the Development Agreement)), provided that each Party will maintain the confidentiality of the other Party’s Confidential Information as provided in this Agreement. The term “residual” means technical or business information in non-tangible form, which may be retained by persons in their unaided memories after having had access to the Confidential Information, including ideas, concepts, know-how, or techniques contained therein; provided that the term “residual” shall exclude information regarding customers and prospective customers or sales or pricing that is obtained in connection with the Super Master Agent Agreement (which excluded information includes the types of information described in Section V of Appendix D of the Super Master Agent Agreement). The foregoing in this Section 8.4 will not be deemed to grant to either Party a license under the other Party’s intellectual property rights.

8.5    Effect of Termination. Each receiving Party shall, upon expiration or termination of this Agreement (except to the extent retention of any particular Confidential Information is necessary for any obligation that extends beyond such expiration or termination), either return to the disclosing Party, or destroy and notify in writing the disclosing Party of the destruction of, any and all Confidential Information of the disclosing Party, whether in hard copy or electronic format and whether standalone or included in any other materials or documents, in the receiving Party’s possession.
9.     Public Announcements. From the Execution Date through the Effective Date, Avaya and RingCentral shall consult with each other before issuing, and give each other the opportunity to review and comment upon any press release or other public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the other Party’s prior written consent (which shall not be unreasonably, withheld, conditioned or delayed), except (a) as such Party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible) or (b) such public statements principally directed to employees, suppliers, customers, partners or vendors that reconvey previous press releases or public statements.
10.    Representations, Warranties, and Liability.
10.1    Representations and Warranties. Each Party represents and warrants that: (a) as of the Execution Date and the A&R Date with respect to this Agreement, as of the Execution Date with respect to the Development Agreement, and as of the Effective Date with respect to the Super Master Agent Agreement, (i) such Party and its Affiliates have the necessary right, title, and interest to all deliverables provided by such Party or its Affiliates under this Agreement, the Super Master Agent Agreement, and the Development Agreement, (ii) such Party is a corporation duly incorporated, validly existing and in good standing under the applicable Laws, (iii) such Party and its Affiliates have all requisite corporate and partnership (as applicable) power and authority to execute, deliver and perform its and their obligations under this Agreement, the Super Master Agent Agreement, and the Development Agreement, and (iv) the execution, delivery and performance of this Agreement, the Super Master Agent Agreement, and the Development Agreement have been duly authorized by such Party and its Affiliates, as applicable; and (b) as of the Effective Date, (i) such Party and its Subsidiaries are in compliance in all material respects with all applicable Laws in connection with its and their obligations under this Agreement, the Super Master Agent Agreement, and the Development Agreement, and (ii) there is no outstanding litigation, arbitrated matter or other dispute to which such Party or any of its Affiliates is a party, and which, if decided unfavorably to such Party or its Affiliates, would reasonably be expected to have a material effect on the ability of such Party or its Affiliates to fulfill its or their respective obligations under this Agreement, the Super Master Agent Agreement, and the Development Agreement.
10.2    Mutual Disclaimers. EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT, THE SUPER MASTER AGENT AGREEMENT, OR THE DEVELOPMENT AGREEMENT, NEITHER PARTY (NOR AVAYA MANAGEMENT L.P. WITH RESPECT TO THE DEVELOPMENT AGREEMENT) PROVIDES ANY OTHER WARRANTY, EXPRESS, IMPLIED OR STATUTORY, TO THE OTHER PARTY OR TO ANY THIRD PARTY, WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE AFOREMENTIONED AGREEMENTS, INCLUDING WITH RESPECT TO ANY PRODUCTS, SOFTWARE, SERVICES OR OTHERWISE (INCLUDING THE LICENSED IP AND LICENSED PRODUCT), AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT, OR, ANY OTHER MATTER ARISING FROM COURSE OF PERFORMANCE OR USAGE. NOTWITHSTANDING THE FOREGOING AND FOR THE AVOIDANCE OF DOUBT, THIS SECTION 10.2 SHALL NOT LIMIT ANY REPRESENTATION OR WARRANTY MADE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE INVESTMENT AGREEMENT OR THE HOLDINGS AGREEMENT (OTHER THAN THOSE GOVERNED BY THIS AGREEMENT, THE SUPER MASTER AGENT AGREEMENT, OR THE DEVELOPMENT AGREEMENT), INCLUDING THOSE SET FORTH IN THE INVESTMENT AGREEMENT OR THE HOLDINGS AGREEMENT, OR ANY CLAIM IN CONNECTION THEREWITH, OR ANY CLAIM OR RECOURSE FOR FRAUD.
10.3    Exclusion OF CONSEQUENTIAL Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (I) IN NO EVENT WILL A PARTY BE LIABLE FOR ANY PUNITIVE DAMAGES, AND (II) EXCEPT WITH RESPECT TO A PARTY’S BREACH OF SECTION 2.2 OR SECTION 8, RINGCENTRAL’S BREACH OF SECTION 6.2(f), SECTION 6.2(g), SECTION 6.2(h), OR THE LAST SENTENCE OF SECTION 5.3(a), OR A PARTY’S INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S OR ITS AFFILIATES’ INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR EXEMPLARY DAMAGES, OR FOR ANY CLAIM FOR LOSS OF PROFITS, LOSS OF ANTICIPATED PROFITS, OR LOSS OF DATA, IN EACH CASE OF (I) AND (II), IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT, WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, AND REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR WHETHER SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. WITHOUT LIMITING A PARTY’S RESPONSIBILITY FOR DIRECT DAMAGES UNDER THIS

AGREEMENT AND THE OTHER PARTY’S RIGHT TO CLAIM OTHER DIRECT DAMAGES, EACH PARTY AGREES THAT ITS PAYMENT OBLIGATIONS (WHETHER IN CASH, SHARES, OR OTHERWISE) UNDER THIS AGREEMENT (INCLUDING THE CONSIDERATION ADVANCE OR THE REPAYMENT OR CONVERSION THEREOF, AND ALL UPFRONT PAYMENTS, AND RECURRING PAYMENTS) (THE “PAYMENT OBLIGATIONS”), BUT NOT ANY INCREASE IN THE VALUE OF ANY SHARES, SHALL BE DEEMED TO BE DIRECT DAMAGES UNDER THIS AGREEMENT.
10.4     Damages Cap. EXCEPT WITH RESPECT TO THE PAYMENT OBLIGATIONS, A CLAIM BY RINGCENTRAL FOR LICENSE FEE DAMAGES (AS DEFINED BELOW) IN ACCORDANCE WITH SECTION 10.6 IN RESPECT OF A BREACH BY AVAYA OF SECTION 6.2(e)(iii), A PARTY’S BREACH OF SECTION 2.2, SECTION 8, OR SECTION 9, RINGCENTRAL’S BREACH OF SECTION 6.2(f), SECTION 6.2(g), SECTION 6.2(h), OR THE LAST SENTENCE OF SECTION 5.3(a), OR A PARTY’S INFRINGEMENT OR MISAPPROPRIATION OF THE OTHER PARTY’S OR ITS AFFILIATES’ INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DAMAGES OR LOSSES IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT FOR ANY AMOUNT IN EXCESS OF [***********************************].
10.5    No Limitation on Fraud. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, AND FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS AGREEMENT SHALL LIMIT ANY CLAIM OR RECOURSE OF ANY PARTY IN CONNECTION WITH ANY FRAUD OR WILLFUL MISCOnDUCT COMMITTED BY THE OTHER PARTY OR ANY OF ITS REPRESENTATIVES.
10.6    License Fees. Notwithstanding anything to the contrary contained in this Agreement or applicable Law, Avaya and RingCentral agree that (1) if, with respect to a Subscription Fee Period, the projection for the aggregate subscription fees for such Subscription Fee Period set forth in Section 6.2(e)(iii) is greater than the actual aggregate amount of subscription fees collected and received by Avaya or its applicable Subsidiary that are attributable to Licensed Products in such Subscription Fee Period, the existence of such difference shall be deemed to be a breach of Section 6.2(e)(iii), (2) Avaya may cure any breach of Section 6.2(e)(iii) by payment of applicable direct damages, (3) no breach of Section 6.2(e)(iii) is a material breach of this Agreement, (4) notwithstanding Section 12.7, RingCentral’s sole and exclusive remedy, and Avaya’s sole and exclusive liability, for Avaya’s breach of Section 6.2(e)(iii) with respect to a Subscription Fee Period shall be, regardless of when any claim with respect to any such breach is made, direct damages in an amount to be mutually agreed by the Parties in good faith. Such damages shall not exceed the difference between the projection in Section 6.2(e)(iii) corresponding to such Subscription Fee Period and the actual aggregate amount of subscription fees collected and received by Avaya or its applicable Subsidiary that are attributable to the Licensed Products in such Subscription Fee Period (such difference with respect to such Subscription Fee Period, the “Licensee Fee Damages”), and (5) in no event shall RingCentral be entitled any Licensee Fee Damage with respect to the same Subscription Fee Period more than once (such as, for example, if Avaya breaches Section 6.2(e)(iii) by both breaching the representation set forth in such Section and being deemed to have breached such Section pursuant to clause (1) of this Section 10.6). For the avoidance of doubt, nothing in Section 6.2(e)(iii) or this Section 10.6 shall be construed to be (x) a representation by Avaya regarding its projection of subscription fees to be collected or received by Avaya or its applicable Subsidiary that are attributable to the Licensed Products in any period of time following the Third Year Period, or (y) a damage that would otherwise be subject to the cap on damages set forth in Section 10.4.
11.     Term and Termination
11.1    Term. Section 2.1, Section 3, Section 4.5, Section 7.2, Section 7.5, Section 8, Section 9, Section 10, this Section 11.1, Section 11.2(b)(i), Section 11.3, and Section 12 (other than Sections 12.1 and 12.10) (and the definitions set forth in this Agreement as used in the foregoing Sections) shall become effective on the Execution Date and all other provisions of this Agreement shall become effective on the Effective Date, and this Agreement shall continue in effect from the Effective Date until the date that is [*******] years after the Effective Date (“Initial Term”), unless terminated in accordance with its terms. The Initial Term shall be automatically extended by [*******] additional years (the “Extension”) if [****************************************************************************************************************************************] during the Initial Term. The Initial Term together with the Extension, and any additional extension of the term of this Agreement, are cumulatively denoted the “Term” of this Agreement.
11.2    Termination.
(a)If a Party enters into a definitive agreement for or consummates a Change of Control of such Party (such Party, the “Acquired Party”): (i) the Acquired Party shall promptly (and in any event, within three (3) Business Days thereafter) notify the other Party thereof; (ii) the other Party may at any time during the one-hundred twenty (120) day period following its receipt of such notice, terminate this Agreement (together with the Super Master Agent Agreement and the Development Agreement) upon written notice to the Acquired Party, such termination to be effective one hundred eighty (180) days following the Acquired Party’s receipt of such notice of termination; and (iii) either Party may, if such Change of Control event occurs prior to the expiration of the Initial Term, elect to eliminate the Extension by written notice delivered prior to the occurrence of the Extension.

(b)Other Termination. This Agreement (i) prior to the Effective Date, shall automatically terminate upon termination of the Investment Agreement, (ii) may be terminated immediately, by written notice, (A) by either Party in the event of a material breach of this Agreement by the other Party that remains uncured for ninety (90) days from receipt of a written notice specifying in reasonable detail such material breach, or (B) by either Party if the other Party is subject of an Insolvency Event, (iii) may be terminated by RingCentral, by written notice, in the event that the restrictions set forth in Section 2.2(i) and Section 2.2(ii)(a) are determined, as set forth in an order of one or more Governmental Entities of competent jurisdiction over any Location in the Territory or a portion thereof, to be void, voidable, or otherwise unenforceable, and Section 11.2(b)(ii)(A) is satisfied with respect to a material breach of such Sections (mutatis mutandis, as if such Section 2.2(i) and Section 2.2(ii)(a) were not void, voidable, or otherwise unenforceable), and such material breach would materially and adversely affect the expected benefits to RingCentral of Section 2.2(i) and Section 2.2(ii)(a), (iv) may be terminated by RingCentral immediately, by written notice, in the event of a material breach of the Holdings Agreement by Avaya Holdings that remains uncured for ninety (90) days from Avaya Holdings’ receipt of a written notice from RingCentral specifying in reasonable detail such material breach, or (v) following the Effective Date, shall automatically terminate upon any termination of the Development Agreement or the Super Master Agent Agreement. Avaya and its Subsidiaries shall have the right to immediately terminate the license granted in Section 6.2(c), by written notice, in the event (x) that all or any portion of Section 6.2(f), Section 6.2(g), or Section 6.2(h) is determined, as set forth in an order of a Governmental Entity of competent jurisdiction, to be void, voidable, or otherwise unenforceable and RingCentral or any of its Affiliates engages in any activity that would otherwise have been prohibited by any such Section (but, for the purposes of this clause (x), not taking into account Section 2.2(e)(ii)H), or (y) of a material breach of any provision of Section 6.2 by RingCentral that remains uncured for ten (10) days from receipt of a written notice specifying in reasonable detail such material breach. In the event of any such termination of such license, Avaya’s payment obligations under Section 6.2(e) shall also terminate.
11.3    Effect of Termination. The provisions of Section 5.2, Section 5.3, Section 5.4(d), Section 5.4(g), Section 5.4(h), Section 5.5, Section 5.6, Section 5.7, Section 5.8, Section 6.2, Section 8, Section 9 (solely until the fifth (5th) anniversary of the date of such expiration or termination), Section 10 (except Section 10.1), Section 11, and Section 12 (except Section 12.1) (and the definitions set forth in this Agreement as used in the foregoing Sections) shall remain in full force and effect and survive any termination or expiration of this Agreement (other than any termination pursuant to Section 11.2(b)(i)). No provision of this Agreement shall survive any termination of this Agreement pursuant to Section 11.2(b)(i). Each Party acknowledges and agrees that the termination or expiration of this Agreement for any reason (other than a termination of this Agreement pursuant to Section 11.2(b)(i)) shall not release a Party from any liability or obligation that already has accrued as of the effective date of such termination or expiration, as applicable, and shall not constitute a waiver or release of, or otherwise be deemed to adversely affect, any rights, remedies, or claims which a Party may have hereunder at Law, in equity or otherwise or which may arise out of or in connection with such termination or expiration.
12.    General
12.1    Compliance with Laws. Each Party shall comply with all applicable Laws under this Agreement, the Super Master Agent Agreement, and the Development Agreement. In the United States, these may include Department of Commerce including U.S. Export Administration regulations, SEC, Environmental Protection Agency, and Department of Transportation regulations applicable to restricted or hazardous materials, and all employment and labor Laws governing that Party’s personnel. Neither Party will, in connection with this Agreement, export/re-export any technical data, process, product, or service, directly or indirectly (including the release of controlled technology to foreign nationals from controlled countries), to any country for which the United States government or any agency thereof requires an export license or other government approval without first obtaining such license.
12.2    Assignment. Prior to the Effective Date, neither Party may assign this Agreement (including by operation of Law) without the express consent of the other Party. Following the Effective Date, neither Party may assign this Agreement (including by operation of Law) without the express consent of the other Party, except that each Party may assign this Agreement, without the consent of the other Party, (i) to a U.S. corporation in connection with a corporate reorganization, provided that such Party remains responsible for all of its and such assignee’s obligations and liabilities hereunder, or (ii) to a purchaser of all or substantially all of the assets of such Party in one or more related transactions, in each case of (i) and (ii) only so long as the Development Agreement and Super Master Agent Agreement are also so assigned to such assignee or purchaser, respectively and the assignee agrees to be bound, in advance in writing, the terms of this Agreement, the Development Agreement, and the Super Master Agent Agreement. Following such an assignment, notwithstanding anything to the contrary in this Agreement, the assigning Party’s rights and obligations under this Agreement will apply only to the business (including services and products) of the assigning Party (and its Affiliates, if and as applicable) acquired by the assignee, as such business is conducted (and services and products Marketed or Sold) as of and from and after the effective date of such assignment (the “Acquired Business”), and does not apply to any other business, or any other past, current, or future services or products, of the assignee or any of its Affiliates (it being understood, for the avoidance of doubt, the assignee entity itself shall be bound by this Agreement and obligated to comply with the provisions hereof as they relate to the Acquired Business).

12.3    Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by facsimile (which is confirmed), by electronic mail (which is confirmed), or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the Parties at the following addresses or facsimiles (or at such other address or facsimile for a Party as shall be specified by like notice):
If to Avaya:
Avaya Inc.
4655 Great America Parkway
Santa Clara, California 95054
Attn:    Shefali Shah, General Counsel
Email:    sashah@avaya.com

with a copy to (which copy alone shall not constitute notice):
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:     Sarkis Jebejian, P.C.
Jonathan L. Davis, P.C.
Email:    sarkis.jebejian@kirkland.com

If to RingCentral:
RingCentral, Inc.
20 Davis Drive
Belmont, CA 94002
Attn:    John Marlow, Chief Administrative Officer, General Counsel,
and Senior Vice President of Corporate Development
Email:    johnm@ringcentral.com
with a copy to (which copy alone shall not constitute notice):
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn:     Jeffrey D. Saper
Email:     jsaper@wsgr.com
and
Wilson Sonsini Goodrich & Rosati, P.C.
One Market Plaza
Spear Tower, Suite 3300
San Francisco, CA 94105
Attn:     Robert Ishii
Mark Baudler
Rich Mullen
Email:     rishii@wsgr.com
mbaudler@wsgr.com
rich.mullen@wsgr.com

12.4    Relationship of Parties. Without limiting the Super Master Agent Agreement and the arrangements thereunder, this Agreement does not create and will not be construed as creating any relationship of agency, franchise, fiduciary duty, partnership, or employment between the Parties. Accordingly, without limiting the Super Master Agent Agreement and the arrangements thereunder, neither Party will have the authority, either express or implied, to make any Contract, commitment or representation, or incur any debt or obligation on behalf of the other Party. The Parties agree to file all Tax returns (including information returns), prepare all Tax books and records, comply with applicable Tax withholding rules (if any), and pay all Taxes, in each case, for U.S. federal income and other applicable tax purposes, in accordance with the two immediately preceding sentences and in accordance with amounts payable by RingCentral to Avaya or any of its applicable Subsidiaries (as designated by Avaya) pursuant to Section 5 of this Agreement not being an allocation of gross receipts from sales of ACO to customers to Avaya or any of its Subsidiaries (as designated by Avaya) for applicable Tax purposes, with all relevant gross receipts from sales of ACO to customers recognized as gross receipts of RingCentral (or its applicable Affiliate) for applicable Tax purposes and shall not take any position contrary to the foregoing for applicable Tax purposes, in each case, unless required by a “determination” as defined in Section 1313(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise required by a Tax authority in connection with the final and binding settlement of an audit.
12.5    Independent Contractors. Without limiting the Super Master Agent Agreement and the arrangements thereunder, each Party is an independent contractor for the other Party, and its employees, contractors and other personnel and representatives will not, under this Agreement, act as, nor be agents or employees of the other Party and the Parties. The Parties agree to file all Tax returns (including information returns), prepare all Tax books and records, comply with applicable Tax withholding rules (if any), and pay all Taxes, in each case, for U.S. federal income and other applicable tax purposes, in accordance with the immediately preceding sentence and in accordance with amounts payable by RingCentral to Avaya or any of its applicable Subsidiaries (as designated by Avaya) pursuant to Section 5 of this Agreement not being an allocation of gross receipts from sales of ACO to customers to Avaya or any of its applicable Subsidiaries (as designated by Avaya) for applicable Tax purposes, with all relevant gross receipts from sales of ACO to customers recognized as gross receipts of RingCentral (or its applicable Affiliate) for applicable Tax purposes and shall not take any position contrary to the foregoing for applicable Tax purposes, in each case, unless required by a “determination” as defined in Section 1313(a) of the Code or otherwise required by a Tax authority in connection with the final and binding settlement of an audit.
12.6    Applicable Law; Exclusive Jurisdiction; Jury Waiver.
(a)This Agreement, and all rights, obligations, claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement (the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof, including its statutes of limitations. RingCentral and Avaya hereby acknowledge and agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
(b)Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of state courts located in the State of Delaware in connection with any Relevant Matter (or, only such courts decline to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each Party agrees not to commence any legal proceedings with respect to a Relevant Matter except in such Delaware state courts (or, only such courts decline to accept jurisdiction over a particular matter, any federal court within the State of Delaware). By execution and delivery of this Agreement, each Party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The Parties hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any Party is entitled pursuant to any final judgment of any court having jurisdiction.
(c)EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY OTHER RELEVANT MATTER.
12.7    Specific Performance. The Parties agree that, in the event of any breach or threatened breach by a Party of this Agreement, (i) the other Party shall be entitled, without proof of actual damages (and in addition to any other remedy that may be available to it), to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no Party shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related action or legal proceeding. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
12.8Construction. For purposes of this Agreement, unless otherwise required by the context: the singular number will include the plural, and vice versa; the verb “may” indicates a legal right to perform the respective activity but does not establish a legal obligation to perform that activity; the word “will” shall be construed to have the same meaning and effect as the word “shall,” and vice versa; and the words “include,” “including” and “for example,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.” The word “or” is used in the inclusive sense of “and/or.” The terms “or,” “any” and “either” are not exclusive. When used herein, the phrase “to the extent” shall be deemed to be followed by the words “but only to the extent.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The headings in this Agreement are for convenience of reference only, and will not be referred to in connection with the construction or interpretation of this Agreement. English is the official language of this Agreement. This Agreement may be translated or executed in languages other than English, but the Parties agree that the English version will control. Each Party waives any rights it may have under the Laws of any country or jurisdiction to have this Agreement written in any local language, or interpreted or superseded by local Law in those countries.
12.9    Miscellaneous. No amendment or modification of this Agreement will be valid or binding upon the Parties unless made in writing and executed by authorized representatives of each Party, except as otherwise expressly provided in this Agreement. This Agreement (together with the Super Master Agent Agreement and Development Agreement) supersedes all prior agreements and understandings, including oral representations, between the Parties (and, with respect to the Development Agreement, Avaya Management L.P., as applicable) relating to its subject matter. No waiver of any provision of this Agreement will be effective unless it is expressly stated to be a waiver and communicated to the other Party in writing by the waiving Party. Waiver of breach of any provision of this Agreement on any occasion will not be deemed a waiver of that provision or of any other provision on any other occasion, nor will such waiver affect the right of either Party to terminate this Agreement. If any provision in this Agreement is held to be invalid or unenforceable for any reason, such provision will, to the extent of such invalidity or unenforceability, be severed, but without in any way affecting the remainder of such provision or any other clause in this Agreement, and the provision will be replaced with a provision which, to the extent permitted by applicable Law, achieves the purposes intended by the invalid or unenforceable provision. This Agreement may be executed in counterparts.
12.10    Non-Solicitation. During the Term and for a period of twelve (12) months thereafter, neither Party shall (and each Party shall cause its Subsidiaries not to) directly or indirectly solicit for employment, any current or former officer or employee of the other Party or any of its Affiliates known to such Party to have performed any work in connection with or related to this Agreement, the Development Agreement, or the Super Master Agent Agreement, during and for the twelve (12) month period following such officer’s or employee’s performance of such work; provided, however, that nothing in this Section 12.10 shall prohibit either Party or its Affiliates from (i) engaging in general advertisements, solicitations or publication of employment opportunities that are not targeted at such employees or officers of the other Party, including through the assistance of third party recruiting firms, or (ii) hiring any person (A) who responds to any such advertisement, solicitation or publication, or (B) whose employment with such other Party has been terminated for at least six (6) months.
12.11    Non-Exclusive; Independent Advice; Minimum Commitment. Except as otherwise set forth in Section 2.2, this Agreement is non-exclusive, and nothing in this Agreement shall prohibit either Party from Selling any product or service or working with another product or services provider. Nothing in this Agreement shall prohibit either Party or any of its Affiliates from providing any Person with such Party’s or Affiliates’ independent advice, opinion, or belief (whether positive, negative, or otherwise) regarding any product or service (including any Avaya Service or RingCentral Service) or such Person’s solution requirements. Each Party acknowledges and agrees that the execution of this Agreement is not a guarantee by the other Party of any minimum Sales requirement or volume commitment with respect to ACO, any other RingCentral Service, or any Avaya Service.
[signature page follows]

IN WITNESS WHEREOF, intending to be bound, the Parties have executed this Agreement:

(RingCentral)		(Avaya)
RingCentral, Inc.		Avaya Inc.

By:	/s/ John Marlow	By:	/s/Shefali Shah

Name:	John Marlow	Name:	Shefali Shah

Title:	General Counsel	Title:	EVP, Chief Administrative Officer

Date:	February 10, 2020	Date:	February 10, 2020